Exhibit 10.147

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

SALE OF BRADLEY ASSOCIATES PORTFOLIO

TO

INLAND REAL ESTATE ACQUISITIONS, INC.,
AN ILLINOIS CORPORATION

DATE: MAY 2, 2006

8.	CLOSING		19
	8.1.	Closing Date	19
	8.2.	Title Transfer and Payment of Purchase Price	20
	8.3.	Seller’s Closing Deliveries	20
	8.4.	Buyer’s Closing Deliveries	21

9.	CONDITIONS TO CLOSING		22
	9.1.	Conditions to Seller’s Obligations	22
	9.2.	Conditions to Buyer’s Obligations	23
	9.3.	Waiver of Failure of Conditions Precedent	23
	9.4.	Approvals not a Condition to Buyer’s Performance	24

10.	REPRESENTATIONS AND WARRANTIES		24
	10.1.	Buyer’s Representations	24
	10.2.	Seller’s Representations	24
	10.3.	General Provisions	26

11.	COVENANTS		28
	11.1.	Buyer’s Covenants	28
	11.2.	Seller’s Covenants	28
	11.3.	Mutual Covenants	29

12.	SATISFACTION OF CONDITIONS PRECEDENT AND DEFAULT		30
	12.1.	Seller’s Conditions Precedent	30
	12.2.	Buyer’s Default	30
	12.3.	Buyer’s Conditions Precedent	31
	12.4.	Seller’s Default	31

13.	CONDEMNATION/CASUALTY		31
	13.1.	Condemnation	31
	13.2.	Destruction or Damage	32
	13.3.	Insurance	33
	13.4.	Waiver	33

14.	ESCROW		33

15.	LEASING MATTERS		34
	15.1.	New Leases; Lease Modifications	34
	15.2.	Lease Enforcement	34
	15.3.	Intentionally Omitted	34

16.	MISCELLANEOUS		34
	16.1.	Assignment	34
	16.2.	Designation Agreement	35
	16.3.	Survival/Merger	35
	16.4.	Integration; Waiver	35
	16.5.	Governing Law	36
	16.6.	Captions Not Binding; Exhibits	36
	16.7.	Binding Effect	36
	16.8.	Severability	36
	16.9.	Notices	36
	16.10.	Counterparts	37
	16.11.	No Recordation	37
	16.12.	Additional Agreements; Further Assurances	37
	16.13.	Interpretation and Construction	37
	16.14.	Business Day	38

16.15.	Maximum Aggregate Liability	38
16.16.	JURISDICTION	38
16.17.	WAIVER OF JURY TRIAL	38
16.18.	Facsimile Signatures	39
16.19.	1031 Exchange	39
16.20.	Seller’s Audit	39

EXHIBITS

Exhibit A	List of Contracts
Exhibit B	Form of As-Is Certificate and Agreement
Exhibit C	Form of Deed
Exhibit D	Form of Bill of Sale
Exhibit E	Form of Assignment of Leases
Exhibit F	Form of Assignment of Intangible Property
Exhibit G	Form of Notice to Tenants
Exhibit H	Form of FIRPTA Affidavit
Exhibit I	Notices of Litigation, Governmental Violations and Condemnation
Exhibit J	Access Agreement
Exhibit K	Schedule of Personal Property
Exhibit L	List of Tenants and Rent Roll
Exhibit M	Form of Notice to Vendors
Exhibit N	Form of Tenant Estoppel Certificate
Exhibit O	Form of ALTA Survey Certification
Exhibit P	Audit Letter

SCHEDULES

Schedule 1	Identification for Each Parcel of Allocated Purchase Price

Schedule 2	Identification of Prepayment Restricted Parcels, Identity of Parcel Owners, and Parcel Owner’s FEIN

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made effective as of May 2, 2006, by Bradley Associates Limited Partnership, an Illinois limited partnership (“Bradley”), on behalf of parties identified on Schedule 2 as Sellers of Parcels (“Parcel Owners”) (Bradley and the Parcel Owners are collectively referred to as “Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

R E C I T A L S:

In consideration of the mutual covenants and agreements set forth, the parties agree as follows:

1.        CERTAIN DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Allocated Purchase Price” means that portion of the Purchase price that has been allocated to a particular Parcel, which allocation shall be made pursuant to Section 3 hereof.

“Access Agreement” means that certain agreement between Seller and Buyer attached as Exhibit J the terms of which shall continue and be fully applicable during the term of this Agreement.

“Buyer’s Representatives” means Buyer, its partners and members, and any officers, directors, employees, agents, representatives and attorneys of Buyer, its partners or members.

“Buyer’s Requested Title Endorsements” means the following endorsements to the extent they are available in the jurisdiction in which any applicable Parcel is located: (i) zoning (ALTA 3.1 with parking and loading dock coverage, or equivalent); (ii) access; (iii) survey (legal description equivalency) (or, for Parcels in Texas, modification of the survey exception to read “shortages in area”); (iv) separate tax parcel; (v) contiguity (if applicable); (vi) waiver of creditor’s rights; (vii) encroachment (if applicable); (viii) utility facility (to the extent it can be obtained without obtaining letters from local utilities); (ix) location; (x) deletion of arbitration provision; (xi) owners comprehensive (ALTA 9 or equivalent, or T-19 for parcels in Texas); (xii) subdivision; (xiii) Fairway; and (xiv) environmental protection lien.

“Closing” means the closing of the Transaction.

“Closing Date” means that date which will occur thirty (30) days following the end of the Title Review Period, or such other date on which Seller and Buyer may mutually agree for closing of the Transaction, or such later date as the Closing may be extended to pursuant to the provisions of this Agreement; provided, however, that upon written notice to Buyer, Seller shall have the right to extend the Closing Date by up to thirty (30) days in order to fulfill Seller’s obligations hereunder provided Seller is using commercially reasonable efforts to do so.

“Closing Tax Year” means the Tax Year in which the Closing Date occurs.

“Commencement Date” means the date of this Agreement.

“Commercially Reasonable Title Objections” means any objection to the Title Commitment and Survey which is based upon the following: (i) an encroachment of the improvements (other than non-structural parking area or landscaping encroaching onto an easement) within a Parcel onto an easement and/or off of the Parcel (and Buyer agrees to accept, as a cure for such objection, the issuance of an encroachment endorsement) and if such Parcel is in a jurisdiction in which an encroachment endorsement is not available, such encroachment is not de minimus; (ii) the Parcel does not have access to a public way directly or through recorded easements (and Buyer agrees to accept as a cure for such objection an access endorsement); (iii) the legal description in the Title Commitment does not match the legal description in the Survey (and Buyer agrees to accept as a cure for such objection a legal-same-as-survey endorsement) and if such Parcel is in a jurisdiction where a legal-same-as-survey endorsement is not available, such discrepancy is not de minimus language differences; (iv) a zoning 3.1 endorsement cannot be obtained for the Parcel or shows a violation of the zoning laws (other than legal non-conforming use) or in those jurisdictions in which such an endorsement is not available, a zoning report (such as a PZR report) cannot be obtained or shows a violation of the zoning laws (other than legal non-conforming use); (v) an inability to obtain a restrictions (or similar) endorsement (which can be in the form of the owner’s comprehensive endorsement) or an estoppel under any instrument that imposes use restrictions, building criteria or financial obligations on the Parcel that (1) confirms there are no violations of any use or building restrictions under such instrument unless Buyer actually knows that such violation does not exists and (2) confirms there are no past due monetary obligations under such instrument which would be binding on Buyer as a subsequent purchaser; (vi) the Parcel shares a tax identification number with a party that is not Seller or a Parcel Owner hereunder (and Buyer agrees to accept, as a cure for such objection, the issuance of an tax parcel endorsement); (vii) the Parcel contains more than one parcel and such parcels are not contiguous to each other (and Buyer agrees to accept, as a cure for such objection, the issuance of a contiguity endorsement); (viii) the Parcel does not meet the minimum parking requirements set forth in tenant leases and/or covenants applicable to the Parcel; (ix) there are memoranda of leases recorded against the Parcel that are not Leases (other than parties that are in actual possession of any portion of a Parcel as subtenants, licensees or assignees of a tenant under a Lease); (xii) the Survey does not meet the Survey Requirements; (x) the Survey does not contain the Survey Certification; (xi) the Parcel is subject to roll back taxes that have not been assessed and/or paid and such taxes are not the responsibility of the tenant under the Lease for such Parcel; (xii) any Required Clearance Liens that are in excess of the Seller Cure Limit; or (xiii) Buyer is unable to obtain the following endorsements (to the extent that such endorsements are available in the jurisdiction in which any applicable Parcel is located) (A) utility facility (to the extent it can be obtained without obtaining letters from local utilities or other third parties), (B) deletion of arbitration provision, (C) owners comprehensive (ALTA 9.2 or equivalent or T-19 for Parcels in Texas), (D) subdivision, (E) environmental protection lien, and (E) waiver of creditor’s rights to the extent it can be obtained without providing individual Parcel Owner financial statements (unless they otherwise exist) and provided that Buyer shall be responsible for providing the appraisal and operating expense information to the Title Company.

“Confidentiality Agreement” means that certain confidentiality agreement dated February 10, 2006 by and between JP Morgan Securities Inc., on behalf of Bradley Associates L.P. and The Inland Real Estate Investment Corporation.

“Contracts” means all service, supply, maintenance and utility agreements, all equipment leases, and all other contracts, subcontracts and agreements entered into by or on behalf of Seller or the Parcel Owner and relating to the Real Property and the Personal Property, all of which have been made available to Buyer on the Intralinks site, and any additional contracts, subcontracts and agreements entered into in accordance with the terms of Section 11.2(a) of this Agreement.

“deemed to know” (or words of similar import) has the following meaning: (a) Buyer is “deemed to know” of the existence of a fact or circumstance to the extent that such fact or circumstance is disclosed by this Agreement, the Documents, or any studies, tests, reports, or analyses prepared by or for or otherwise obtained by Buyer or Buyer’s Representatives in connection with a portion of the Property; and (b) Buyer is “deemed to know” that a representation or warranty of Seller is untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, or any studies, tests, reports or analyses prepared by or for or otherwise obtained by Buyer or Buyer’s Representatives in connection with any portion of the Property contains information which is inconsistent with such representation or warranty.

“Documents” means the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer prior to Closing or otherwise allow Buyer access to prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.

“Due Diligence” means examinations, inspections, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the any portion of the Property, the Documents, and other information and documents regarding any portion of the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to any portion of the Property, the physical condition of any Parcel, and the economic or financial characteristics of any Parcel.

“Due Diligence Period” means the period commencing on the Commencement Date and expiring forty five (45) days after the Commencement Date.

“End of the Due Diligence Period” means 5:00 p.m. Central Daylight Savings Time on the last day of the Due Diligence Period. If such day is not a business day, then the End of the Due Diligence Period shall occur at 5:00 p.m. Central Daylight Savings Time on the next succeeding business day.

“Escrow Agent” means Chicago Title and Trust Company, whose mailing address is 171 N. Clark Street, Chicago, Illinois 60601, Attention: Nancy Castro, in its capacity as escrow agent.

“Financial Advisor” means JPMorgan Securities, Inc.

“Ground Lease” means any lease with respect to which the Parcel Owner is a tenant and by or through which it derives any right, title or interest in and to a Parcel.

“Ground Lease Parcel” means any parcel for which there is a Ground Lease.

“intentional misrepresentation” means a representation or warranty (i) that was inaccurate in a material respect when made and (ii) that the maker of the representation or warranty had conscious knowledge was inaccurate in a material respect when made.

“Intralinks Website” means https://services.intralinks.com/logon.html.

“Laws” means all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations.

“Leases” means all leases on the Closing Date for tenants of the Real Property, not including any subleases, licenses or occupancy agreements that any tenants may have entered into for such Real Property.

“New Leases” means, collectively, any lease for space at the Property entered into between the Commencement Date and the Closing Date.

“Other Property Rights” means, collectively, Seller’s interest in and to all of the following: (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, and (b) to the extent assignable, those guaranties and warranties in effect with respect to any right to any portion of the Property as of the Closing Date.

“Parcel” means an individual parcel that is a portion of the Property and is listed separately on Schedule 1 hereto and which are legally described in the existing title policies for such Parcels posted on the Intralinks Website.

“Permitted Exceptions” means and include all of the following: (a) applicable zoning and building ordinances and land use regulations, (b) such state of facts as would be disclosed by a physical inspection of the Property, (c) the lien of taxes and assessments not yet due and payable, (d) any exceptions to title created by or resulting from persons claiming an interest in the Property through Buyer, its agents, representatives or employees, (e) such other exceptions to title as the Title Company shall commit to insure over, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, (f) the rights of the tenants under the Leases, and (g) any matters deemed to constitute additional Permitted Exceptions under Section 4.1(a) of this Agreement.

“Personal Property” means, collectively, (a) all tangible personal property owned by Seller located on the Real Property and used in the ownership, operation and maintenance of the Real Property including but not limited to that tangible personal property listed on Exhibit K attached to this Agreement, and (b) all non-confidential books, records and files maintained by Seller’s property manager at the Property relating to the Real Property; but excluding therefrom: (i) any computer software or programs which are either licensed to Seller or Seller’s property manager or which Seller or Seller’s property manager deem proprietary; and (ii) any appraisals, budgets, strategic plans for the Real Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, and attorney-client privileged documents.

“Prepayment Restricted Parcel” means a Parcel designated as a “Prepayment Restricted Parcel on Schedule 2.

“Prepayment Restricted Parcel Closing” means the closing of the Transaction with respect to the Prepayment Restricted Parcels.

“Prepayment Restricted Parcel Closing Date” means that date which is five (5) business days after Buyer and Seller have obtained the required consents and assumptions from the lender on such parcel, provided, however, that in no event shall such date be more than six (6) months following the Closing Date.

“Property” means, collectively, (a) the Real Property, (b) the Personal Property, (c) Seller’s interest as landlord in all Leases, (d) the Contracts, (e) the interest of the lessor under each of the Ground Leases, and (f) the Other Property Rights.

“Property Documents” means, collectively, (a) the Leases, (b) the Contracts, (c) any other documents or instruments which constitute or otherwise create any portion of the Property, and (d) all documents and items made available to Buyer on the Intralinks website.

“Real Property” means, collectively, the 67 Parcels, together with all buildings, improvements and fixtures located thereon and owned by Seller as of the Closing Date and all related rights, privileges and appurtenances pertaining thereto including all of Seller’s right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, and strips or gores of land adjacent thereto.

“Rents” means all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Leases.

“Required Clearance Liens” means collectively those mechanics’ or materialmen’s liens and other liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes and other than liens caused by and/or arising by or through the tenant(s) under the Leases if such tenant(s) are obligated to remove such matters under their Lease) which can be removed by payment of liquidated amounts not to exceed the Seller Cure Limit.

“Required Title Clearance Exceptions” means the following to the extent (and only to the extent) that such matters have not been caused by Buyer, its agents, representatives or employees, (A) mortgage financing documentation (other than Prepayment Restricted Parcels), (B) Required Clearance Liens, or (C) easements created or suffered to exist by Seller or its agents and affiliates but only to the extent such easements are created after the Commencement Date.

“Seller Cure Limit” means the sum of $50,000.00 for each Parcel, which sum is the aggregate amount available to cure (i) the Required Clearance Liens, but only those Required Clearance Liens arising in connection with such Parcel; and (ii) material breaches of Seller’s Warranties subject to Section 10 hereof.

“Seller Parties” means and include, collectively, (a) Seller; (b) its counsel; (c) Financial Advisor; (d) Seller’s property manager; (e) any direct or indirect equity owner, officer, director, employee, or agent of Seller, its counsel, Financial Advisor or Seller’s property manager; and (f) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Warranties” means Seller’s representations and warranties set forth in Section 10.2 of this Agreement and in any documents executed by Seller for the benefit of Buyer in connection with Closing.

“Survey” means, collectively, the surveys to be obtained pursuant to Section 4.1(b) hereof.

“Survey Certification” means that certification set forth on Exhibit O hereto.

“Survey Requirements” means the 2005 Minimum Standard Detail Requirements of ALTA/ACSM Land Title Surveys, jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors, including Table “A” items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 16, 17 and 18 therein.

“Tax Year” means, for any Parcel, the real estate tax assessment year for the county in which such Parcel is located.

“Title Commitment” means, collectively, (i) with respect to the Parcels which are not Ground Lease Parcels, the commitments to issue an Owner’s Policy of Title Insurance and, (ii) with respect to the Ground Lease Parcels, a Leasehold Policy of Title Insurance, which will be obtained by Seller and made available to Buyer pursuant to Section 4.1(a) of this Agreement on the Title Company’s website at http://chicago.ctnbg.com/login.asp, Reference: Bradley.

“Title Company” means Chicago Title Insurance Company.

“Title Documents” means all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage and any other recorded documents that have been made available to Buyer on the Title Company’s website at http://chicago.ctnbg.com/login.asp, Reference: Bradley.

“Title Review Commencement Date” means the first business day after the expiration of the Due Diligence Period provided Buyer has not terminated this Agreement pursuant to Section 5.2; provided, however that Buyer shall have the right (without any obligation so to do) to require the Title Review Commencement Date to occur prior to the date set forth above as long as Buyer agrees in writing to pay for the cost of the Surveys in the event the Buyer terminates this Agreement pursuant to Section 5.2.

“Title Review Period” means for each Parcel that period ending ten (10) business days after Buyer has received the last of the Title Commitment or Survey for such Parcel and for all Parcels that period ending ten (10) business days after Buyer has received the last of the Title Commitment and Survey for all Parcels.

“Transaction” means the purchase and sale transaction contemplated by this Agreement.

2.        SALE OF PROPERTY

Seller agrees to sell, transfer and assign, and Buyer agrees to purchase, accept and assume, subject to the Permitted Exceptions and the terms and conditions set forth in this Agreement and the Exhibits attached hereto, all of Seller’s right, title and interest in and to the Property. The obligations of the individual Parcel Owners comprising Seller is several (not joint and several) obligations, and no such individual Parcel Owner is liable for any obligation of Seller under this Agreement relating to any Parcel other than the Parcel owned by such individual Parcel Owner. References to the “Property” are interpreted as if followed by the words “or the applicable Parcel, as appropriate.”

3.        PURCHASE PRICE

The purchase price (the “Purchase Price”) to be paid by Buyer for the purchase of the 67 Parcels comprising the Property is Seven Hundred Ten Million Dollars ($710,000,000), provided, however, that the Purchase Price shall be reduced by the amount, if any, that the Prepayment Charges (as defined in Section 3.4) are less than Thirty Million Dollars ($30,000,000). Within five (5) business days following the Commencement Date, Buyer shall prepare and submit to Seller its proposed allocation of the Purchase Price among the Parcels. When the parties have agreed on the allocation of the Purchase Price, Seller shall amend Schedule 1 to reflect the Allocated Purchase Price of all Parcels. If the parties are unable to agree on the allocation of the Purchase Price within ten (10) business days following the Commencement Date (as such date may be mutually extended by Buyer and Seller), then either party may elect to terminate this Agreement in its entirety by written notice to the other party, in which event the Deposit shall be delivered to Buyer.

The Purchase Price is payable in the following manner:

3.1.     Deposit Money

Upon the full and final execution of this Agreement and as a condition precedent to the effectiveness of this Agreement, Buyer shall deposit the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) in immediately available funds as an initial deposit with the Escrow Agent (the “Initial Deposit”). Upon the expiration of the Due Diligence Period, unless Buyer has elected to terminate this Agreement in the exercise of Buyer’s rights under Section 5.2 of this Agreement, Buyer shall deposit with the Escrow Agent an additional sum equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) in immediately available funds as an additional deposit (the “Additional Deposit”). The Initial Deposit and the Additional Deposit are collectively referred to as the “Deposit.” The Deposit will be held and delivered by Escrow Agent in accordance with the provisions of Section 14. Any interest earned on the Deposit will be considered a part of the Deposit. Except as otherwise set forth in this Agreement, the Deposit will be applied against the Allocated Purchase Price for each Parcel (in the same proportion that the Allocated Purchase Price for a given Parcel bears to the Purchase Price) on the Closing Date for that Parcel.

3.2.     Reduction of Purchase Price for Excluded Parcels

In the event that a Parcel is designated as a Parcel to be deleted from the Property in the exercise of Buyer’s or Seller’s rights under this Agreement, that Parcel shall constitute an “Excluded Parcel,” and: (i) Seller shall have the authority to amend Schedule 1 to delete that Excluded Parcel from the definition of Property under this Agreement and from all other provisions of this Agreement, and (ii) the Purchase Price shall be reduced by an amount equal to the amount of the Allocated Purchase Price listed on Schedule 1 for that Parcel.

3.3.     Cash at Closing

On the Closing Date, Buyer shall pay to Seller an amount equal to the Purchase Price for the Parcels to be conveyed to Buyer at the Closing, subject to the prorations and adjustments set forth in Section 8 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing, in immediately available funds by wire transfer as more particularly set forth in Section 8.2. On the Prepayment Restricted Closing Date, Buyer shall pay to Seller an amount equal to the Purchase Price for the Prepayment Restricted Parcels to be conveyed to Buyer at the Prepayment Restricted Closing, subject to the prorations and adjustments set forth in Section 8 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at the Prepayment Restricted Parcel Closing, in immediately available funds by wire transfer as more particularly set forth in Section 8.2.

3.4.     Prepayment Charges

Buyer agrees that obtaining financing for Buyer’s purchase of any Parcel is not a condition to Buyer’s obligations to close this Transaction. Except for any Prepayment Restricted Parcels which Buyer does not elect to exclude pursuant to Section 6.6 of this Agreement, at Closing, Seller will convey the Parcels free and clear of all mortgage indebtedness provided for in any note or other evidence of indebtedness (“Note”) secured by a mortgage, deed of trust or other financing agreement encumbering title to a Parcel (“Mortgage”), including any and all defeasance costs, charges, premiums or other charges (“Prepayment Charges”) due in connection therewith; provided, however, that Seller’s obligation shall be conditioned upon receipt of the Purchase Price and Seller is entitled to use the proceeds of the Purchase Price to make such payments. Following the conclusion of the Due Diligence Period, if Buyer has deposited the Additional Deposit with Escrow Agent, Seller agrees to exercise its prepayment rights with respect to all Notes and Mortgages in accordance with the terms thereof. If the total Prepayment Charges are less than $30,000,000, then at the Closing, the Purchase Price shall be reduced by the sum of (i) $30,000,000.00, minus (ii) the Prepayment Charges payable in connection with all of the Parcels that are not excluded pursuant to this Agreement.

3.5.     Management Agreement

At the Closing, Buyer shall cause the grantees under the Deeds of the Parcels to enter into a Management Agreement with an entity to be designated by Seller (the “Management Agreement”), which Management Agreement shall have a term of two (2) years, shall provide for a management fee in the amount of two percent (2%) of the gross revenue of the managed property and shall be substantially in the form agreed to by Seller and Buyer. Within thirty (30) days following the Commencement Date, Buyer and Seller shall agree to a form of Management Agreement. If the parties are unable to agree to a form of Management Agreement within such period, then either party may elect to terminate this Agreement in its entirety by written notice to the other party, in which event the Deposit shall be delivered to Buyer.

4.        TITLE MATTERS

4.1.     Title and Survey Defects.

(a)       Certain Exceptions to Title and Survey. On or before the Title Review Commencement Date, Seller shall cause the Title Company to obtain a Title Commitment for each Parcel and post such Title Commitment along with a copy of each of the Title Documents to be posted to the Title Company’s website at http://chicago.ctnbg.com. Within five (5) days after the Title Review Commencement Date, Seller shall order the Surveys, which surveys shall conform to the Survey Requirements and shall be certified to Buyer, Buyer’s lender, the Title Company and Seller in the form of the Survey Certification. Other than Permitted Exceptions, Buyer has the right to object in writing to any matters shown on the Title Commitment and the Survey including obtaining the Buyer’s Requested Title Endorsements (in this Agreement collectively called the “Title Objections”) on or before the expiration of the Title Review Period. Any matters shown on the Title Commitment and the Survey that Buyer does not timely object to as set forth above are deemed to constitute additional “Permitted Exceptions”. Seller shall, at Closing, remove or cause to be removed any Required Title Clearance Exceptions. In addition, Seller may elect (but shall not be obligated) to remove, or cause to be removed at its expense, (1) any Required Clearance Liens in excess of the Seller Cure Limit and/or (2) any other Title Objections (collectively (1) and (2) above are referred to as the “Chosen Title Objections”). Seller shall notify Buyer in writing within five (5) business days after receipt of Buyer’s notice of Title Objections which of such Title Objections, if any, are Chosen Title Objections. Seller is entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of the removal of any Required Title Clearance Exceptions or Chosen Title Objections, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of such Title Objections (including through the issuance of an endorsement). If Seller elects not to remove or endorse over any Title Objections which are Commercially Reasonable Title Objections which pertain to a Parcel, Buyer may elect to either (i) exclude that Parcel from the Real Property by notice given to Seller within five (5) business days after receipt of Seller’s election of Chosen Title Objections, in which event the Purchase Price shall be reduced as provided in Section 6.7, or (ii) waive such Title Objections, in which event such Title Objections will be deemed additional “Permitted Exceptions” and the Closing shall occur as in this Agreement provided without any reduction of or credit against the Purchase Price. If prior to Closing Seller is unable to remove or endorse over any Required Title Clearance Exceptions or any Chosen Title Objections, Buyer may elect to either (x) exclude that Parcel from the Real Property by notice given to Seller within five (5) business days after receipt of notice from Seller that Seller is unable to remove orendorse over any Required Title Clearance Exceptions or Chosen Title Objections, in which event the Purchase Price shall be reduced as provided in Section 6.7, or (y) waive such Title Objections, in which event such Required Title Clearance Exceptions or Chosen Title Objections will be deemed additional “Permitted Exceptions” and the Closing shall occur as in this Agreement provided without any reduction of or credit against the Purchase Price. Regardless of whether any such Title Objection is a Required Title Clearance Exception and/or a Chosen Title Objection and without limiting the Seller’s and Buyer’s rights and obligations as set forth above, Seller agrees to use its commercially reasonable efforts to obtain an estoppel from the other party to any instrument of record against a Parcel that imposes use restrictions, building criteria or financial obligations on the Parcel which estoppel (1) confirms there are no violations of any use or building restrictions under such instrument and (2) confirms there are no past due monetary obligations under such instrument which would be binding on Buyer as a subsequent purchaser.

(b)       Discharge of Title Objections. If on the Closing Date there are any Required Title Clearance Exceptions or any Chosen Title Objections, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall either (i) deliver to Buyer at the Closing instruments in recordable form and sufficient to cause such Title Objections to be released of record, together with the cost of recording or filing such instruments, or (ii) cause the Title Company to insure over the same, without any additional cost to Buyer (other than the cost of the Buyer’s Requested Title Endorsements), whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise. Any Chosen Title Objection that can be cured by the issuance of an endorsement that is one of the Buyer’s Requested Title Endorsements shall remain the Buyer’s cost to obtain and Seller’s agreement to cure such Chosen Title Objection through the issuance of such endorsement shall not shift the cost of such endorsement to Seller.

4.2.     Title Insurance

At Closing, the Title Company shall issue to Buyer an ALTA 1992 Form B owner’s title insurance policy (or 1979 form where the 1992 form is not available or the Texas Department of Insurance form for those Parcels in Texas or the state mandated forms for those Parcels in New York and New Mexico) with respect to each Parcel with extended coverage endorsements over the standard printed exceptions where available (and with respect to Parcels in Texas, modification of the survey exception to “shortages in area”) including those of the Buyer’s Requested Endorsements that are Chosen Title Objections, in the amount of the Allocated Purchase Price, insuring that fee simple title to each Parcel (or, in case of the Ground Lease Parcels, a Leasehold Title Policy insuring the leasehold estate of the assignee) is vested in the grantee designated by Buyer, subject to the Permitted Exceptions (collectively, the “Owner’s Title Policy”). During the Title Review Period, Buyer is entitled to request that the Title Company provide such other endorsements or amendments to the Owner’s Title Policy as Buyer may require, including any of the Buyer’s Requested Endorsements, provided that (i) such endorsements or amendments are at no cost to, and shall impose no additional liability on, Seller, and (ii) except for those endorsements that are required to remove Chosen Title Objections or Required Title Clearance Exceptions, Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements or amendments and, (iii) the Closing shall not be delayed as a result of Buyer’s request.

5.        BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1.     Buyer’s Inspections and Due Diligence

Buyer acknowledges that during the Due Diligence Period, Buyer shall conduct such Due Diligence as Buyer deems necessary or appropriate.

5.2.     Termination of Agreement During Due Diligence Period

If Buyer is not reasonably satisfied with the results of its Due Diligence during the Due Diligence Period, Buyer may terminate this Agreement in its entirety by written notice to Seller given in accordance with the provisions of Section 16.9 of this Agreement at any time prior to 5:00 p.m. Central Daylight Savings Time on the last business day of the Due Diligence Period (the “End of the Due Diligence Period”), and, in the event of such termination, neither Seller nor Buyer have any liability under this Agreement except for those obligations which expressly survive the termination of this Agreement. In the event that Buyer has elected not to terminate this Agreement prior to the End of the Due Diligence Period, then Buyer shall deposit the

Additional Deposit with Escrow Agent on or before the End of the Due Diligence Period. In the event Buyer fails to terminate this Agreement prior to the End of the Due Diligence Period, Buyer is deemed to have waived its rights to terminate this Agreement during the Due Diligence Period in accordance with this Section 5 (but shall not be deemed to have waived any of its rights to exclude Parcels pursuant to and in accordance with Sections 6.3 (condemnation and casualty), 6.4 (estoppel), 6.5 (breach of Seller’s representations), 6.6(b) (Prepayment Restricted Parcels) and 6.7 (title and survey)), and Buyer shall be required to deposit the Additional Deposit with Escrow Agent on or before the End of the Due Diligence Period.

5.3.     Property Sold “As Is”.

(a)       Without limiting Buyer’s rights under this Agreement to designate one or more Parcels as Excluded Parcels pursuant to and in accordance with Section 6 hereof, Buyer acknowledges and agrees that (i) the Property is being sold, and Buyer shall accept possession of the Property on the Closing Date, or at the Prepayment Restricted Parcel Closing Date, as the case may be, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price; (ii) except for Seller’s Warranties, none of the Seller Parties have or is deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence; and (iii) Buyer has confirmed independently all information that it considers material to its purchase of the Property or the Transaction. Buyer specifically acknowledges that, except for Seller’s Warranties, Buyer is not relying on (and Seller and each of the other Seller Parties does disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller or any other Seller Parties, as to any matter whatsoever. Buyer further acknowledges and agrees that, except for Seller’s Warranties, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or any of the other Seller Parties, and Buyer, for itself and for its successors and assigns, expressly waives and releases Seller and each of the other Seller Parties from any such duty that otherwise might exist.

(b)       Any reports, repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property or to cure any violations of Law or to comply with the requirements of any insurer.

(c)       Buyer acknowledges and agrees that the provisions of this Section 5 were a material factor in Seller’s acceptance of the Purchase Price and that while Seller has provided the Documents and cooperated with Buyer, Seller is unwilling to sell the Property unless Seller and the other Seller Parties are expressly released as set forth in Section 5.3(c) and unless Buyer executes and delivers the As Is Certificate attached to this Agreement as Exhibit B to Seller at Closing.

5.4.     Buyer’s Certificate

Buyer shall deliver to Seller, at the Closing, a certificate in the form of Exhibit B attached, confirming and certifying Buyer’s acceptance and acknowledgement of matters set forth in Section 5.3. At the Prepayment Restricted Parcel Closing, Buyer shall deliver to Seller a certificate in the form of Exhibit B with respect to the Prepayment Restricted Parcels, confirming and certifying Buyer’s acceptance and acknowledgement of matters set forth in Section 5.3 as to the Prepayment Restricted Parcels.

5.5.     Survival

Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 5 shall survive the Closing and the Prepayment Restricted Parcel Closing and shall not be merged in this Agreement.

6.        EXCLUDED PARCELS; PREPAYMENT RESTRICTED PARCELS

6.1.     Exclusion of Parcels for Environmental Reasons

Seller has offered the Buyer Representatives immediate access to the files and records on the Intralinks website which contains all the information in Seller’s possession pertaining to environmental matters at the three parcels listed on Schedule 1 as Parcels that had or have environmental conditions that require monitoring or remediation (the “Known Environmental Parcels”). Buyer shall have the opportunity to perform environmental Due Diligence on the Parcels, including the Known Environmental Parcels during the term of the Due Diligence Period. Buyer agrees to perform that environmental Due Diligence diligently and without delay and to retain such environmental engineers and consultants as Buyer may designate. At Buyer’s request, Seller agrees to assist in gaining access to the Parcels for site investigations and testing. If, after due diligence in examining the environmental materials on the Intralinks Website and conducting such other investigations and tests as Buyer elects, Buyer’s tests and investigations show the existence of a condition at a Parcel which (i) involves the presence of hazardous materials or a potential violation of environmental laws, and (ii) would either cost in excess of Fifty Thousand Dollars ($50,000) to remediate and/or Buyer’s lender reasonably objects to such condition (any condition satisfying both (i) and (ii) being referred to as an “Environmental Condition”), Buyer may elect to exclude one or more of such Parcels from this Agreement by delivery of written notice to Seller which notice shall identify the Parcel to be excluded from this Agreement and which notice must be delivered to Seller not later than the expiration of the Due Diligence Period. In the event Buyer exercises its rights under this Section to exclude one of the Parcels from this Agreement, then (i) that Parcel shall constitute an “Excluded Parcel,” (ii) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (iii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel. In the event that Buyer’s tests and investigations show the existence of a condition at a Parcel which (x) involves the presence of hazardous materials or a potential violation of environmental laws, and (y) would cost less than or equal to Fifty Thousand Dollars ($50,000) to remediate, then, at Seller’s option, Seller will either remediate and cure such condition prior to Closing or Buyer shall be entitled to a credit at Closing against the Allocated Purchase Price for that Parcel in the amount reasonably necessary to remedy and cure such condition

6.2.     Exclusion of Parcels for ROFO Rights

Seller has identified six (6) Parcels on Schedule 1 as Parcels each of which has a Lease in effect that grants to a tenant of that Parcel a right of first refusal or right of first offer to purchase the Parcel (the “ROFO Parcels”). Following the Commencement Date and the agreement of the Buyer and Seller on the Allocated Purchase Price for such ROFO Parcels, Seller will give each of those tenants notice of the existence of this Agreement and will require exercise or waiver of the tenants’ respective purchase rights. Buyer acknowledges and agrees that Seller’s providing of information to such tenants regarding this Agreement and/or the purchase price for such property shall not be a breach of any confidentiality agreement made by Seller to Buyer. If one or more of those tenants elects to exercise an option to purchase a ROFO Parcel, then Seller shall provide written notice to Buyer of that exercise within five (5)

business days of Seller’s receipt thereof, and: (i) Seller’s notice to Buyer shall designate that ROFO Parcel as an Excluded Parcel, (ii) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (iii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.3.     Exclusion of Parcels by Reason of Condemnation or Casualty

As provided in Section 13.1, Buyer has the right to designate a Parcel as an Excluded Parcel if a “significant portion” of that Parcel is taken by exercise of powers of eminent domain or is the subject of a pending exercise of powers of eminent domain. As provided in Section 13.2, Buyer has the right to designate a Parcel as an Excluded Parcel if the Parcel is damaged or destroyed prior to Closing by a casualty that is not a Non-Material Casualty. If Buyer designates a Parcel as an Excluded Parcel in the exercise of Buyer’s rights under either Section 13.1 or under Section 13.2, then (i) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.4.     Exclusion of Parcels by Reason of Failure of Tenant Estoppel Condition

As provided in Section 9.2(e), Buyer has the right to designate a Parcel as an Excluded Parcel if Seller is unable to obtain a tenant estoppel letter from a Tenant as required under such Section 9.2(e). If Buyer designates a Parcel as an Excluded Parcel in the exercise of Buyer’s rights under Section 9.2(c), then (i) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.5.     Exclusion of Parcels by Reason of Inaccuracy in Representation or Warranty

As provided in Section 10.3(e), Buyer has the right to designate a Parcel as an Excluded Parcel if certain conditions regarding accuracy of Seller’s representations and warranties regarding that Parcel are not satisfied. If Buyer designates a Parcel as an Excluded Parcel in the exercise of Buyer’s rights under Section 10.3(e), then (i) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.6.     Prepayment Restricted Parcels

(a)       Seller has identified six (6) parcels in the portfolio listed on Schedule 1 as Parcels that may be encumbered by a Mortgage securing a Note which restricts prepayment (the “Prepayment Restricted Parcels”). Following the Commencement Date, Buyer shall investigate the feasibility of Buyer assuming the Notes and Mortgages on the Prepayment Restricted Parcels. In the event that Buyer determines, in its sole discretion, that it is not feasible for Buyer to assume the Notes and Mortgages on the Prepayment Restricted Parcels, then Buyer may designate one or more of the Prepayment Restricted Parcels as an Excluded Parcel, by providing written notice to

Seller of such election on or before the End of the Due Diligence Period. If Buyer designates a Parcel as an Excluded Parcel in the exercise of Buyer’s rights under this Section 6.6, then (i) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

(b)       If Buyer does not elect to cause any Payment Restricted Parcel to be an Excluded Parcel as set forth above, then Seller and Buyer shall use commercially reasonable efforts to obtain the consent of the holders of the Notes to the assumption of those Notes and Mortgages on the Prepayment Restricted Parcels by Buyer. In the event that Seller and Buyer are not able to obtain that consent prior to that date which will occur ten (10) business days prior to the Closing Date, then either Seller or Buyer may elect, upon written notice to the other party to have such Parcel be conveyed to Buyer on the Prepayment Restricted Parcel Closing Date rather than the Closing. If Buyer is unable, following the exercise of good faith efforts, to cause the lender of any Prepayment Restricted Parcel to consent to the assumption by Buyer of the Notes and Mortgages on such Parcel on or before the Prepayment Restricted Parcel Closing Date, then Buyer may elect to cause such Prepayment Restricted Parcel to be an Excluded Parcel and (x) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.7.     Exclusion of Parcels by Reason of Failure to Cure Required Title Clearance Exceptions and Commercially Reasonable Title Objections.

As provided in Section 4.1(a), Buyer has the right to designate a Parcel as an Excluded Parcel if Seller fails to cure certain title and survey matters as set forth in such Section 4.1(a). If Buyer designates a Parcel as an Excluded Parcel in the exercise of Buyer’s rights under Section 4.1(a), then (i) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.8.     Exclusion of Parcels for Deferred Maintenance.

During the Due Diligence Period, Buyer shall have the right to obtain property condition and/or engineering reports on the Parcels (“Property Reports”) subject to the terms of the Access Agreement. If such Property Reports show the existence of conditions at a Parcel which (i) is not the responsibility of one or more tenants under Leases for the Parcel, and (ii) would cost in excess of One Hundred Thousand Dollars ($100,000) or would require, in Buyer’s reasonable discretion, the creation of a reserve equal to or greater than $.10 per sq. ft per year (any conditions satisfying both of (i) and (ii) above shall be referred to as “Deferred Maintenance Condition”), then Buyer may elect to exclude one or more Parcels with such Deferred Maintenance Condition from this Agreement by delivery of written notice to Seller which notice shall identify the Parcel to be excluded from this Agreement and which notice must be delivered to Seller not later than the expiration of the Due Diligence Period. Seller shall have the right to cure such Deferred Maintenance Condition by delivery to Buyer of a notice of same within ten (10) business days of receipt of Buyer’s notice to exclude such Parcel by providing Buyer with a credit against the Allocated Purchase Price for such Parcel in the amount necessary to repair such Deferred Maintenance Condition. In the event Buyer exercises its rights under this Section to exclude one or more of the Parcels from this Agreement and Seller does not elect to cure such Deferred Maintenance Condition as set forth above, then (i) that Parcel shall constitute an “Excluded Parcel,” (ii) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (iii) Seller shall reduce the Purchase Price by Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.9.     TIC Consent Excluded Parcels.

In the event that Seller is unable to obtain the necessary consents or approvals to sell a Parcel which is owned by tenants in common from the other owners to such Parcel, then Seller shall have the right to exclude such Parcel as an Excluded Parcel and (i) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price fro such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.10.  Ground Lease Parcels.

If Buyer is not satisfied with the terms of any Ground Lease with respect to a Ground Lease Parcel, then Buyer may elect to exclude one or more Ground Lease Parcels from this Agreement by delivery of written notice to Seller which notice shall identify the Ground Lease Parcel to be excluded from this Agreement and which notice must be delivered to Seller not later than the expiration of the Due Diligence Period. If Buyer designates a Ground Lease Parcel as an Excluded Parcel, then (i) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (ii) Seller shall reduce the Purchase Price by the Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.11.  Exclusion of Parcels for Slippage.

During the Due Diligence Period, Buyer shall have the right to review the Leases. If Buyer’s review indicates that any Lease does not obligate the tenant or tenants of any Parcel to be economically responsible (either by direct payment or by reimbursement to the landlord) for one hundred percent (100%) of the operating expenses of the Parcel (including, but not limited to, cost of repairs, maintenance, replacements, real and personal property taxes, assessments, and liability and property insurance for such Parcel) (a “Slippage Condition”), then Buyer may elect to exclude one or more Parcels with such Slippage Condition from this Agreement by delivery of written notice to Seller which notice shall identify the Parcel to be excluded from this Agreement and which notice must be delivered to Seller not later than the expiration of the Due Diligence Period. In the event Buyer exercises its rights under this Section to exclude one or more of the Parcels from this Agreement, then (i) that Parcel shall constitute an “Excluded Parcel,” (ii) Seller shall amend Schedule 1 to delete that Parcel from the definition of “Property,” and (iii) Seller shall reduce the Purchase Price by Allocated Purchase Price for such Parcel; provided, however, that the Confidentiality Agreement and the Access Agreement shall remain in effect with respect to that Parcel, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel.

6.12.  Maximum Excluded Parcels.

Notwithstanding anything in this Section 6 or elsewhere in this Agreement to the contrary, Parcels which are excluded pursuant to the following Sections of this Agreement may not exceed the Maximum Exclusion (as hereinafter defined):

Section 6.6(a) Prepayment Restricted Parcels

Section 6.8                  Exclusion of Parcels for Deferred Maintenance

Section 6.10            Ground Lease Parcels

Section 6.11            Exclusion of Parcels for Slippage

As used herein, the term “Maximum Exclusion” shall mean fifteen (15) Parcels.

7.        ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations will be made at Closing for all Parcels which are not Prepayment Restricted Parcels; with respect to the Prepayment Restricted Parcels, the following adjustments and prorations will be made at the Prepayment Restricted Parcel Closing:

 7.1.    Lease Rentals and Other Revenues.

(a)       Rents. All Rents will be prorated between Seller and Buyer as of the day prior to the Closing Date. Seller will be entitled to all Rents attributable to any period to but not including the Closing Date. Buyer will be entitled to all Rents attributable to any period on and after the Closing Date. For purposes of determining each of Buyer’s and Seller’s pro rata share of percentage rents, the amount “attributable” to the period prior to the Closing Date is equal to (a) the aggregate amount of such percentage rents actually due from such tenant (even though the same may not have been collected as of the Closing) for the calendar year in which the Closing occurs based upon the amount of percentage rent due from such tenant for the calendar year immediately prior to the calendar year in which the Closing occurs multiplied by (b) a fraction, the numerator of which is the number of days prior to the Closing Date that the applicable tenant leases space at the Property during the calendar year in which the Closing occurs and the denominator of which is 365. Except with respect to percentage rents (which is prorated as provided above), Rents shall be prorated on the accrual basis as of the Closing Date pursuant to the rent roll.

(b)       Other Revenues. Revenues from Property operations (other than Rents (which is prorated as provided in Subsection 7.1(a)), security deposits (which will be apportioned as provided in Section 7.6), and pre-paid installments or other payments under Contracts (which is the sole property of Seller)) shall be prorated as of the Closing Date on an accrual basis. Seller is entitled to all such revenues attributable to any period to but not including the Closing Date and Buyer is entitled to all such revenues attributable to any period on and after the Closing Date.

(c)       Post-Closing Collections. After Closing, Buyer shall make a good faith effort to collect any Rents or other revenues not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt; provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the applicable Lease at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord unless Buyer received a credit at Closing for such sums) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller and/or for which Buyer received a credit at Closing. Buyer shall not have an exclusive right to collect the sums due Seller under the

Leases or other revenue due Seller and Seller retains its rights to pursue claims against any tenant under the Leases or other party for sums due with respect to periods prior to the Closing Date (including, without limitation, any percentage rent that may be due with respect to any period of time prior to Closing, regardless of when the same is to be paid to the owner of the Property pursuant to the terms of the applicable Lease); provided, however, that with respect to any legal proceedings against any tenant under a Lease, Seller (a) is required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (b) shall only be permitted to commence or pursue any legal proceedings after the date which is one (1) month after Closing; and (c) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease. The terms of this Section 7.1(c) shall survive the Closing and not be merged in this Agreement.

7.2.     Intentionally Omitted.

7.3.     Real Estate Taxes.

(a)       Proration of Ad Valorem Taxes. To the extent that the Tenants of a Parcel are not responsible under applicable Leases for the payment of ad valorem real estate taxes for that Parcel, Buyer and Seller shall prorate ad valorem real estate taxes for that Parcel that accrue during the Closing Tax Year and, if applicable, the immediately preceding Tax Year, regardless of the year for which such taxes are assessed or payable, as follows:

(i)        Seller will give Buyer a credit for any real estate taxes for a Parcel that accrued in the Tax Year immediately preceding the Closing Tax Year which have not been paid as of the Closing Date.

(ii)       Additionally, (A) Seller will give Buyer a credit for that portion of taxes accruing in the Closing Tax Year equal to (1) the total of such taxes which will accrue during the Closing Tax Year, multiplied by (2) a fraction, the numerator of which is the number of days in the Closing Tax Year prior to the Closing Date for that Parcel, and the denominator of which is 365 (“Seller’s Pro Rata Share”); and (B) Buyer will be responsible for that portion of such taxes equal to (X) the total such taxes which will accrue during the Closing Tax Year, multiplied by (Y) a fraction, the numerator of which is the number of days in the Closing Tax Year subsequent to and including the Closing Date for that Parcel, and the denominator of which is 365 (“Buyer’s Pro Rata Share”).

(b)       Insufficient Information. If, at Closing, the real estate tax rate and assessments are not then known for the taxes which will accrue in the Closing Tax Year or in the immediately preceding Tax Year, then the proration of such taxes will be based upon an amount equal to one hundred five percent (105%) of the last known real estate tax bill for the Parcel, and such proration will be final.

(c)       Special Assessments. To the extent that the Tenants of a Parcel are not responsible under applicable Leases for the payment of special assessments for that Parcel, Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that (a) if the owner of the Property has the election to pay any special assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election will be binding on Buyer; and (b) Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed as of the date of this Agreement.

(d)       Tax Credit Parcels. Within ten days after the Commencement Date, Seller shall provide to Buyer a list of those Leases where the Tenants are obligated under their Leases only to pay for real estate taxes in the year due and payable, rather than on a accrual basis and such taxes are assessed for the Parcel on an accrual basis (collectively, the “Tax Credit Parcels”). Within thirty (30) days following the Commencement Date, Buyer and Seller shall agree upon the list of such Tax Credit Parcels. If the parties are unable to agree to the list of Tax Credit Parcels within such period, then either party may elect to terminate this Agreement in its entirety by written notice to the other party, in which event the Deposit shall be delivered to Buyer.

(e)       Tenant Reimbursements. Notwithstanding the foregoing terms of this Section 7, except for the Tax Credit Parcels, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any real estate taxes or special assessments to the extent that Tenants are responsible for payment of such real estate or personal property tax or special assessment, whether the Tenants pay directly to the taxing authority or pay to Tenant’s landlord, or to the extent that Buyer is or will be entitled after Closing to reimbursement of taxes and assessments, or the recovery of any increase in taxes and assessments, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased taxes and assessments from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer is responsible for payment of all of such real estate or personal property taxes and assessments, and (b) the burden of collecting such reimbursements is solely on Buyer. Furthermore, Seller and Buyer acknowledge and agree that, notwithstanding any provision in any of the Leases to the contrary, the tax deposit payments to be paid by tenants of the Property during the Closing Tax Year are to be applied to pay the real estate taxes due and payable during the Closing Tax Year. In the event any tenants are entitled to any portions of taxes or assessments that are refunded to Seller (or as to which Seller would be entitled hereunder), Seller covenants to make such payments as and when due. The provisions of this Section shall survive the Closing.

(f)        Last Year Accruals. For the Tax Credit Parcels, at Closing, Seller will give Buyer a credit (which will based upon the most recent ascertainable tax bill for the applicable Parcel as of the Closing) for that portion of taxes that would be due in the final Tax Year up until expiration of the term of such Lease.

(g)       Tenant Reserves and Deposits. In the event Seller has collected tax or other reserves from Tenants, Seller shall assign those reserves to Buyer at Closing, but Buyer shall not be entitled to a separate credit for the amount of any expense for which Seller assigns a reserve amount to Buyer.

7.4.     Other Property Operating Expenses.

Operating expenses for the Property will be prorated as of 12:01 a.m. on the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration will be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller will be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged in this Agreement. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date. Notwithstanding the foregoing terms of this section, Seller have no obligation to pay (and Buyer shall not receive a credit at Closing for) any operating expenses to the extent that Buyer is entitled after Closing to reimbursement of operating expenses, or the recovery of any increase in operating expenses, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased operating expenses from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer will be responsible for payment of all of such operating expenses, and (b) the burden of collecting such reimbursements will be solely on Buyer.

7.5.     Closing Costs.

Buyer shall pay the following costs and expenses associated with the Transaction: (a) all premiums and charges of the Title Company for any Loan Policy of title insurance and for any endorsements to the such Loan Policy; (b) all endorsements to the Owner’s Title Policy requested by Buyer, including the Buyer Requested Title Endorsements; (c) all recording and filing charges in connection with the recording of the deed (i.e. per page and per documents charges); (d) one-half (1/2) of all escrow or closing charges, (e) the commission due Buyer’s broker, if any, (f) all costs of Buyer’s Due Diligence, including fees due its consultants and attorneys, and (g) all fees, and other lenders’ fees related to any financing to be obtained by Buyer. Seller shall pay the following costs and expenses associated with the Transaction: (i) the basic premium charged by the Title Company for the Title Commitment and the Owner’s Title Policy including the cost for extended coverage over the general exceptions and all search and exam fees, (ii) the cost of Surveys (unless Buyer chooses to be responsible for this cost as set forth in the definition of Title Review Commencement Date and then terminates this Agreement under Section 5.2 hereof), (iii) the commission due Seller’s Financial Advisor, (iv) all transfer taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer; (v) all fees due its attorneys, and (vi) all costs incurred in connection with causing the Title Company to Remove any Required Title Clearance Exceptions and those other Commercially Reasonable Title Objections Seller has chosen to remove (unless such removal is obtained through the issuance of one or more of the Buyer’s Requested Title Endorsements). The obligations of the parties under this Section 7.5 shall survive the Closing (and not be merged in this Agreement) or any earlier termination of this Agreement.

7.6.     Cash Security Deposits.

At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits then held by Seller under the Leases.

7.7.     Apportionment Credit.

In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum is paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.

7.8. Assumed Mortgages.

At the Closing or Prepayment Restricted Parcel Closing, as applicable, Buyer shall receive a credit for the unpaid principal balance and accrued and unpaid interest on any Note secured by a Mortgage on a Prepayment Restricted Parcel which Mortgage will be assumed by Buyer; Seller shall have the right to require in Buyer’s assumption documents the full release of Seller and Sherwin Jarol by the lender under such Mortgage, Note and other loan documents (including any guarantees given in connection therewith) or, at Seller’s option, to require Buyer to enter into a separate agreement of indemnification in form satisfactory to Seller pursuant to which Buyer will indemnify Seller for any claims arising on or after the Closing or Prepayment Restricted Parcel Closing, as applicable, from the assumption of a Note secured by a Mortgage on a Prepayment Restricted Parcel.

7.9.     Ground Lease

Buyer shall receive a credit for any rent or other payments due under a Ground Lease to the extent that such payments have accrued as of the Closing Date for a Parcel and remain unpaid. Seller shall receive a credit for any rent or other payments due under a Ground Lease to the extent such payments have been paid in advance of the Closing Date for that Parcel.

7.10.  Delayed Adjustment; Delivery of Operating and Other Financial Statements.

If at any time following the Closing Date, the amount of an item listed in any section of this Section 7 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing) or otherwise require adjustment as a result of any year-end or periodic reconciliations of reimbursable operating expenses or tax payments by a tenant under a Lease, the party owing money as a result of such error or adjustment shall promptly pay to the other party the sum necessary to correct such error or make such adjustment upon receipt of proof of the same, provided that such proof is received by the party from whom payment is to be made on or before one (1) year after Closing (such period being referred to in this Agreement as the “Post Closing Adjustment Period”). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property and copies of any correspondence and statements sent to tenants in connection with any reconciliation promptly after the same are prepared, but, in any event, no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period. The provisions of this Section 7.10 shall survive the Closing and not be merged in this Agreement.

8.        CLOSING

Buyer and Seller agree that the Transaction shall be consummated in two or more stages. At the Closing Date, the Transaction shall be consummated in accordance with the terms and conditions of this Agreement with respect to that portion of the Property consisting of Parcels which are not Prepayment Restricted Parcels unless the assumption of the Note secured by a Mortgage on the Prepayment Restricted Parcel can be accomplished by the Closing Date. At the Prepayment Restricted Parcel Closing Date, this Transaction shall be consummated in accordance with the terms and conditions of this Agreement with respect to that portion of the Property which does consist of Prepayment Restricted Parcels which were not capable of being closed on the Closing Date. With respect to the Prepayment Restricted Parcels, all terms and conditions of this Agreement which refer to the Closing or the Closing Date shall be construed to mean the “Prepayment Restricted Parcel Closing” and the “Prepayment Restricted Parcel Closing Date”, as applicable.

8.1.     Closing Date

Subject to Seller’s right to extend the Closing as provided in this Agreement, Closing shall occur on the Closing Date. Closing shall occur through a so-called “New York style” closing, with Seller and Buyer providing respective instructions to the Escrow Agent regarding the conditions to release of their respective deliveries. Time is of the essence with respect to the Closing Date.

8.2.     Title Transfer and Payment of Purchase Price

Provided all conditions precedent to Seller’s obligations under this Agreement have been satisfied, Seller agrees to convey the Property to Buyer against payment of the Purchase Price as set forth below. Provided all conditions precedent to Buyer’s obligations under this Agreement have been satisfied, Buyer agrees to pay the amount specified in Section 3 by wire transfer of immediately available funds to the account or accounts designated by Seller for payment of the Purchase Price.

8.3.     Seller’s Closing Deliveries

At Closing, Seller shall deliver or cause to be delivered the following:

(a)       Deed. For each Parcel which is not a Ground Lease Parcel, a special warranty deed executed and acknowledged by the holder of record title to the Parcel in the form of Exhibit C attached to this Agreement, which special warranty deed shall be modified as required to conform to recording law and practice in the state where the Parcel is located (collectively, the “Deed”). For each Parcel which is a Ground Lease Parcel, such instruments as may be reasonably required by the Buyer and the Title Company to convey the tenant’s interest in such Ground Lease.

(b)       Bill of Sale. For each Parcel, a bill of sale executed by the holder of record title to the Parcel in the form of Exhibit D attached to this Agreement (collectively, the “Bill of Sale”).

(c)       Assignment of Tenant Leases. For each Parcel, an assignment and assumption of tenant leases executed and acknowledged by the holder of record title to the Parcel, in the form of Exhibit E attached to this Agreement (collectively, the “Assignment of Leases”).

(d)       Assignment of Intangible Property. For each Parcel, an assignment and assumption of the Contracts and the Other Property Rights for each Parcel (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) executed by the holder of record title to the Parcel in the form of Exhibit F attached to this Agreement (collectively, the “Assignment of Intangible Property”).

(e)       Notice to Tenants. A single form letter for each Parcel in the form of Exhibit G attached to this Agreement, executed by the holder of record title to the Parcel, duplicate copies of which is sent by Buyer after Closing to each tenant under the Leases.

(f)        Notice to Vendors. A single form letter for each Parcel in the form of Exhibit M attached to this Agreement, executed by the holder of record title to the Parcel, duplicate copies of which is sent by Buyer after Closing to each contractor under the Contracts.

(g)       Non-Foreign Status Affidavit. A non-foreign status affidavit for each Parcel in the form of Exhibit H attached to this Agreement, as required by Section 1445 of the Internal Revenue Code, executed by Seller.

(h)       Evidence of Authority. Documentation to establish to Buyer’s reasonable satisfaction the due authorization of Seller’s execution of all documents contemplated by this Agreement.

(i)        Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(j)      Letters of Credit as Tenant Security Deposits. With respect to any security deposits which are letters of credit, Seller shall, if the same may be assigned or quitclaimed by Seller, (i) deliver to Buyer at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Buyer pays any and all transfer or assignment fees in connection therewith. If a security deposit letter of credit is not assignable, Seller shall use commercially reasonable efforts to obtain a new letter of credit from the tenant naming Buyer as the beneficiary, and If a new letter of credit has not been issued as of the Closing Date, Seller will agree to act as Buyer’s agent and draw on the letter of credit in the event the landlord under the Lease would be entitled to draw on that letter of credit. The obligations of Seller under this Section 8.3(j) shall survive the Closing (and not be merged with the Deed).

(k)       Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

(l)        Closing Statement. The Closing Statement (as hereinafter defined), executed by Seller.

(m)      Management Agreement. A counterpart copy of the Management Agreement executed by the Seller affiliate which will be the property manager under that Management Agreement.

(n)       Keys and Original Documents. Keys to all locks on the Real Property in Seller’s or Seller’s building manager’s possession and originals or, if originals are not available, copies, of all of the Property Documents, to the extent not previously delivered to Buyer.

(o)       Audit Representation Letter. An audit representation letter for each Parcel pursuant to Section 16.20 hereof.

(p)       Certified Rent Roll. A rent roll for all of the Parcels certified as of the date thereon by Seller.

The items to be delivered by Seller in accordance with the terms of Sections (a) through (m), (o) and (p), of this Section 8.3 is delivered to Escrow Agent no later than 5:00 p.m. Central Daylight Savings Time on the last business day prior to the Closing Date, and the items to be delivered by Seller in accordance with the terms of Section (n) of this Section 8.3 is delivered outside of escrow and is deemed delivered if the same are located at the Property on the Closing Date.

8.4.     Buyer’s Closing Deliveries

At the Closing, Buyer shall deliver or cause to be delivered the following:

(a)       Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

(b)       Assignment of Leases. For each Parcel, the Assignment of Leases executed by Buyer.

(c)       Assignment of Intangible Property. For each Parcel, the Assignment of Intangible Property executed by Buyer.

(d)       Buyer’s As-Is Certificate. For each Parcel, the certificate of Buyer required under Section 5 of this Agreement, as set forth in Exhibit B attached hereto and incorporated in this Agreement.

(e)       Management Agreement. A counterpart copy of the Management Agreement executed by the grantees under the Deeds.

(f)        Evidence of Authority. Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s acquisition of the Property and execution of all documents contemplated by this Agreement.

(g)       Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

(h)       Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

(i)        Closing Statement. Buyer’s form of closing statement as reasonably approved by Seller and Buyer, setting forth the prorations and adjustments to the Purchase Price pursuant to the terms of this Agreement (the “Closing Statement”),executed by Buyer. Buyer will provide a sample form of closing statement to Seller within ten (10) days of the Commencement Date.

The Purchase Price is paid in accordance with the terms of Section 8.2 of this Agreement, and the items to be delivered by Buyer in accordance with the terms of Sections (b) through (h) of this Section 8.4 is delivered to Escrow Agent no later than 5:00 p.m. Central Daylight Savings Time on the last business day prior to the Closing Date.

9.        CONDITIONS TO CLOSING

9.1.     Conditions to Seller’s Obligations

Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

(a)       Representations True. All representations and warranties made by Buyer  in this Agreement is true and correct in all material respects on and as of the Closing  Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

(b)       Buyer’s Deliveries Complete. Buyer has delivered the funds required under this Agreement and all of the documents to be executed by Buyer set forth in Section 8.4;

(c)       Buyer’s Financial Condition. No petition have been filed by or against  Buyer under the Federal Bankruptcy Code or any similar State or Federal Law, whether  now or later existing; and

(d)       Excluded Parcels. The Parcels which have been excluded pursuant to the  terms of this Agreement under Sections 6.6(a), 6.8, 6.10 and 6.11 do not exceed the Maximum Exclusion.

The conditions stated in subsections (c) and (d) are referred to as “Seller’s Conditions Precedent.”

9.2.     Conditions to Buyer’s Obligations

Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

(a)       Representations True. Subject to the provisions of Section  10.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 10.3, is true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

(b)       Seller’s Deliveries Complete. Seller have delivered all of the documents to be executed by Seller and other items required pursuant to Section 8.3;

(c)       Title Conditions Satisfied. At the time of the Closing, the Title Company is prepared to issue an Owner’s Title Policy for each Parcel in the form required under Section 4.2 hereof;

(d)       Seller’s Financial Condition. No petition have been filed by or against Seller under the Federal Bankruptcy Code or any similar State or Federal Law, whether now or later existing; and

(e)       Estoppel Certificates. Buyer shall have received executed estoppel certificates from all tenants under the Leases, which estoppel certificates shall be acceptable to Buyer in form and substance, in Buyer’s reasonable discretion. Seller shall cause requests for such estoppels to be made of each tenant. An estoppel certificate shall be deemed to be acceptable to Buyer if (i) it is dated no earlier than forty-five (45) days prior to the initially scheduled Closing Date, (ii) it is “clean” (meaning that the estoppel certificate shall not allege any defaults on the part of either landlord (to tenant’s knowledge) or tenant, nor claim any offsets or other unpaid amounts owing from landlord to tenant), and (iii) it is either (A) substantially in the form of Exhibit N attached to this Agreement or (B) according to another form of estoppel certificate permitted under such tenant’s Lease; provided, that the alternate form of estoppel certificate contains at least the following information; (1) that the lease is in full force and effect; (2) that there are no amendments to the Lease except as described in the estoppel certificate; (3) the termination date of the Lease; (4) a statement that the tenant has no rights to extend, expand or renew the Lease or purchase the Parcel other than as specifically set forth in such Lease; and (5) the amount of any security deposit. Notwithstanding any provisions in this Agreement to the contrary, if Buyer fails to object in writing to an estoppel certificate executed by any tenant within five (5) business days after the date the same has been delivered to any Buyer’s Representative, Buyer is deemed to have approved the same. In the event that Buyer does not receive an acceptable estoppel certificate as set forth above from a tenant under a Lease on or before Closing, then Buyer may elect to exclude that Parcel as an Excluded Parcel, and the provisions of Section 6.4 shall govern the exclusion of that Parcel from this Transaction.

The conditions stated in subsections (c), (d) and (e) are referred to as “Buyer’s Conditions Precedent”.

9.3.     Waiver of Failure of Conditions Precedent

At any time or times on or before the date specified for the satisfaction of any condition. Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 9.1 or Section 9.2, respectively. By closing the Transaction, Buyer is conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 9.2. In the event any of the conditions set forth in Sections 8.1 or 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of Section 12 of this Agreement.

9.4.     Approvals not a Condition to Buyer’s Performance

Subject to Buyer’s right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Section 5 of this Agreement, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) endorsements to the Owner’s Title Policy (other than those required for Seller to fulfill its obligations, if any, under Section 4.1(a) to cure Chosen Title Objections and Required Title Clearance Exceptions), or (d) financing for acquisition of the Property.

10.                  REPRESENTATIONS AND WARRANTIES

10.1.  Buyer’s Representations

Buyer represents and warrants to, and covenants with, Seller as follows:

(a)       Buyer’s Authorization. Buyer (a) is duly organized, validly existing and in good standing under the laws of its State of organization and the State in which the Property is located if required to obtain the Owner’s Title Policy, (b) is authorized to consummate the Transaction and fulfill all of its obligations under this Agreement and under all documents contemplated under this Agreement to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated under this Agreement to be executed by Buyer, and to perform all of its obligations under this Agreement. This Agreement and all documents contemplated under this Agreement to be executed by Buyer have been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated under this Agreement to be executed by Buyer, nor the performance of the obligations of Buyer under this Agreement, will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

(b)       Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law.

(c)       Patriot Act Compliance. Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

10.2.  Seller’s Representations.

Seller represents and warrants to Buyer as follows:

(a)       Seller’s Authorization. (i) Bradley and each Parcel Owner is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by Law, the State in which the Parcel is located, and (ii) Bradley and each Parcel Owner is authorized to consummate the Transaction and fulfill all of its respective obligations under this Agreement and under all Closing Documents to be executed by Bradley and each Parcel Owner, and (iii) Bradley and each Parcel Owner has all necessary power to execute and deliver this Agreement and all Closing Documents to be executed by them, and to perform all of their respective obligations under this Agreement. This Agreement and all Closing Documents to be executed by Bradley and any Parcel Owner have been duly authorized by all requisite partnership, corporate or other required action on the part of Bradley and each respective Parcel Owner and are the valid and legally binding obligation of Bradley and each respective Parcel Owner, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all Closing Documents to be executed by Bradley or any Parcel Owner, nor the performance of the obligations of Bradley or any Parcel Owner under this Agreement will result in the violation of any Law or any provision of the organizational documents of Bradley or any Parcel Owner or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Bradley or any Parcel Owner is bound. Without limited the generality of the foregoing provisions, Seller represents that Bradley’s authority to bind each Parcel Owner is derived from (x) its status as the general partner of all Parcel Owners other than “TIC Owners” (as defined below) that are limited partnerships; (y) its status as the manager of all Parcel Owners (other than TIC Owners) that are limited liability companies; and (z) the limited partnerships and/or limited liability companies that are Parcel Owners other than TIC Owners hold a majority of tenant in common interests under Co-Ownership Agreements with the TIC Owners that enable Bradley to cause the non-affiliated Parcel Owners (the “TIC Owners”) to convey each Parcel to Buyer or to purchase the ownership interest of the TIC Owners and then convey each Parcel to Buyer.

(b)       Seller’s Knowledge Representations. To Seller’s best knowledge:

(i)        Except as listed in Exhibit I attached to this Agreement, Seller has not received any written notice of any current or pending litigation against Seller which would, in the reasonable judgment of Seller, if determined adversely to Seller, materially adversely affect the Property.

(ii)       As of the date of this Agreement, Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than (i) the Contracts listed in Exhibit A attached hereto, (ii) the Leases, and (iii) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record.

(iii)      Except for defaults cured on or before the date of this Agreement, Seller has not received any written notice of default under the terms of any of the Contracts except as listed in Exhibit I attached hereto.

(iv)      As of the date of this Agreement, the only tenants of the Property are the tenants listed in Exhibit L attached to this Agreement; provided, however, that the foregoing is not intended (and shall not be construed) as a representation by Seller of the parties that are in actual possession of any portion of the Property since there may be subtenants, licensees or assignees that are in possession of portions of the Property of which Seller may not be aware.

(v)       Except for violations cured or remedied on or before the date of this Agreement and except as listed in Exhibit I attached hereto, as of the date of this Agreement, Seller has not received any written notice from any governmental authority of any violation of any zoning Law applicable to the Property.

(vi)      As of the date of this Agreement, except as set forth in Exhibit A attached hereto, there are no currently effective leasing commission agreements with respect to the Property that will be binding upon Buyer after Closing.

(vii)     As of the date of this Agreement, all of the Property Documents are true and correct and have not been amended or modified except as shown thereon.

(viii)    Except for defaults cured on or before the date of this Agreement, Seller has not received any written notice of default from the tenants under any of the Leases except as listed in Exhibit I attached hereto.

(c)       Patriot Act Compliance. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

10.3.   General Provisions.

(a)       No Representation as to Leases. Without limiting Buyer’s rights to exclude Parcels as set forth in Section 6 hereof, Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

(b)       Definition of “Seller’s Best Knowledge” and “Written Notice” to Seller. All references in this Agreement to “Seller’s best knowledge” or words of similar import with respect to a Parcel shall refer only to the best knowledge of Sherwin Jarol and Michael Siemer, and such references to “Seller’s best knowledge” or words of similar import shall not be construed to refer to the knowledge of any other member, officer, director, shareholder, employee, agent, property manager or representative of Seller, its partners or members (including without limitation Seller’s counsel and Financial Advisor), or any affiliate of any of the foregoing, or to impose or have imposed upon Sherwin Jarol and/or Michael Siemer any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including without limitation the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by Sherwin Jarol and/or Michael Siemer. There is no personal liability on the part of Sherwin Jarol and/or Michael Siemer arising out of any representations or warranties made in this Agreement. All references in this Agreement to “written notice” having been given to Seller shall include only those notices received either at a Parcel by Seller’s property managers or at Seller’s headquarters in Chicago, Illinois.

(c)       Seller’s Representations Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that

Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties is deemed modified to reflect Buyer’s knowledge or deemed knowledge, as the case may be.

(d)       Seller’s Recertification of Seller’s Warranties. At Closing, Seller shall remake Seller’s Warranties as of the date of Closing (with such modifications as may be required to reflect any changes in the matters represented by Seller).

(e)       Notice of Breach; Seller’s Right to Cure. If after the expiration of the Due Diligence Period but prior to the Closing, Buyer or any Buyer’s Representative obtains actual knowledge that any of the representations or warranties made in this Agreement by Seller are untrue, inaccurate or incorrect in any material respect with regard to a particular Parcel, Buyer shall give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of the representations or warranties made in this Agreement by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller have the right (but not the obligation except to the extent required by Section 11.2(d) of this Agreement) to cure such misrepresentation or breach and is entitled to a reasonable adjournment of the Closing (not to exceed sixty (60) days) for the purpose of such cure. Subject to performance of Seller’s obligations set forth in Section 11.2(d) of this Agreement, if Seller is unable to so cure any misrepresentation or breach of warranty, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to designate the Parcel with respect to which the representations or warranties made in this Agreement by Seller are untrue, inaccurate or incorrect in any material respect as an Excluded Parcel by written notice given to Seller within five (5) business days after the earlier to occur of (i) the expiration of the sixty (60) day cure period and (ii) receipt of notice from Seller that Seller is unable to cure any misrepresentation or breach of warranty, in which event the provisions of Section 6.5 shall govern the exclusion of that Parcel from this Transaction. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Buyer is deemed to waive such misrepresentation or breach of warranty, and Buyer is required to consummate the Transaction without any reduction of or credit against the Purchase Price.

(f)        Survival; Limitation on Seller’s Liability. The representations and warranties made by Seller in Section 10.2 shall survive the Closing and not be merged in this Agreement for a period of one hundred eighty (180) days (the “Claims Survival Period”), and Seller shall only be liable to Buyer under this Agreement for a breach of a representation and warranty made in this Agreement or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the expiration of the Claims Survival Period. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller’s breaches of representations and warranties in this Agreement or in any documents executed by Seller at Closing is limited as set forth in Section 16.15 of this Agreement. Notwithstanding the foregoing, however, if the Closing occurs, Buyer expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing.

11.      COVENANTS

11.1.       Buyer’s Covenants

Buyer covenants as follows:

(a)       Confidentiality; Access. The Confidentiality Agreement and the Access Agreement are incorporated in this Agreement by reference, and Seller and Buyer agree to continue to be bound by the terms of such agreements binding on such parties, respectively. Even if a Parcel is designated as an Excluded Parcel pursuant to the operation of other provisions of this Agreement, the terms of the Confidentiality Agreement and the Access Agreement shall continue to apply to that Excluded Parcel.

(b)       Buyer’s Indemnity; Delivery of Reports. Buyer agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations, of any kind or nature whatsoever (including attorneys’ fees and costs) arising out of or resulting from the breach of the terms of the Confidentiality Agreement or the Access Agreement, which indemnity shall survive the Closing (and not be merged in this Agreement) or any earlier termination of this Agreement; provided, however, that for any Parcel that is transferred to Buyer pursuant to the terms of this Agreement, such indemnity shall survive only for the Claims Survival Period. If this Transaction is terminated for any reason other than pursuant to Section 12.4 below, Buyer shall deliver promptly to Seller, at Seller’s request, copies of all third party reports commissioned by or on behalf of Buyer evidencing the results of its Due Diligence; provided Seller pays the reasonable copying costs of such third party reports.

11.2.       Seller’s Covenants

Seller covenants as follows:

(a)       Contracts. Without Buyer’s prior consent, which consent shall not be unreasonably withheld, between the date of this Agreement and the Closing Date, Seller shall not extend, renew, replace or modify any Contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by the owner of the Parcel without penalty on not more than thirty (30) days’ advance notice.

(b)       Maintenance of Property. Except to the extent Seller is relieved of such obligations by Section 13 of this Agreement, between the date of this Agreement and the Closing Date Seller shall maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property; provided, however, that, subject to Buyer’s right to exclude one or more Parcels pursuant to Section 6 of this Agreement prior to the expiration of the Due Diligence Period, Buyer agrees that it shall accept the Property subject to, and Seller have no obligation to cure, (a) any violations of Laws, and (b) any physical conditions which would give rise to such violations, which exist on the last day of the Due Diligence Period.

(c)       Termination of Management Agreement/Contracts. As of the Closing Date, Seller shall terminate and satisfy all property management agreements. Seller and Seller’s property manager have the right to remove all of their proprietary software and licensed software from computers at the Property; provided that Seller shall provide

Buyer with hard copies of all information reasonably requested by Buyer prior to such removal. In addition, if Buyer notifies Seller in writing prior to the expiration of the Due Diligence Period that Buyer elects to have any other Contracts terminated prior to Closing, Seller shall terminate such Contracts so designated by Buyer effective as of the Closing Date.

(d)       Seller’s Cure Obligation. Seller shall use reasonable efforts (which shall include the expenditure of necessary funds) to cure, prior to Closing, any and all of the following: (a) Required Title Clearance Exceptions subject to the terms of Section 4.1(a) hereof, and (b) material breaches of Seller’s Warranties (or matters requiring modifications thereto due to changed circumstances as provided in Section 10.3(d) of this Agreement) provided that Seller shall not be obligated to undertake any cure requiring expenditures with respect to any parcel that would cause Seller’s cure costs to exceed with respect to that Parcel the Seller’s Cure Limit.

(e)       Compliance with Laws. Subject to the terms and conditions herein, each party, without payment or further consideration, shall use its best efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, to consummate and make effective, as soon as reasonably practicable, the Transaction, including, but not limited to, obtaining all required consents, whether private or governmental, required in connection with such party’s performance of such transactions and each party shall cooperate with the other in all of the foregoing.

11.3.       Mutual Covenants.

(a)       Publicity. Seller and Buyer each covenant that: (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as in this defined below) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Release issued by either Seller or Buyer is subject to the review and approval of both parties (which approval shall not be unreasonably withheld). If either Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. As used in this Agreement, the term “Release” means any press release or public statement with respect to the Transaction or this Agreement.

(b)       Financial Advisor. Seller and Buyer expressly acknowledge that Financial Advisor has acted as Seller’s exclusive broker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay any brokerage commission due to Financial Advisor in accordance with the separate agreement between Seller and Financial Advisor. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered or incurred by Buyer as a result of any claims by any party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction.

(c)       Tax Protests; Tax Refunds and Credits. Seller has the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property assessed for all Tax Years prior to the Closing Tax Year. Buyer has the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property assessed for the Closing Tax Year and all Tax Years subsequent to the Closing Tax Year. All real estate and personal property tax refunds and credits received after Closing with respect to the Property is applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with obtaining such tax refund or credit; second, apportioned between Buyer and Seller as follows:

(i)        with respect to any refunds or credits attributable to real estate and personal property taxes assessed for the Closing Tax Year, such refunds and credits is apportioned between Buyer and Seller in proportion to the number of days in such Tax Year that each party owned the Property (with title to the Property being deemed to have passed as of 11:59 p.m. on the day before the Closing Date);

(ii)       with respect to any refunds or credits attributable to real estate and personal property taxes assessed for any Tax Year prior to the Closing Tax Year, Seller is entitled to the entire refunds and credits; and

(iii)      with respect to any refunds or credits attributable to real estate and personal property taxes assessed for any Tax Year after the Closing Tax Year, Buyer is entitled to the entire refunds and credits.

(d)       Survival. The provisions of this Section 11.3 shall survive the Closing (and not be merged in this Agreement) or earlier termination of this Agreement.

12.      SATISFACTION OF CONDITIONS PRECEDENT AND DEFAULT

12.1.  Seller’s Conditions Precedent.

If, on or before the Closing Date, Seller determines that any of Seller’s Conditions Precedent to Closing are not satisfied, Seller shall provide written notice to Buyer and provide Buyer with a period of five (5) business days to cause the satisfaction of Seller’s Conditions Precedent. If at the conclusion of that period, Seller determines that any of Seller’s Conditions Precedent to Closing are not satisfied, then Seller may elect, as its sole and exclusive remedy, either to (a) terminate this Agreement in its entirety by written notice to Buyer; or (b) waive the condition and proceed to close the Transaction. If this Agreement is so terminated, then Seller is entitled to retain the Deposit as liquidated damages, and then neither party to this Agreement have any further rights or obligations under this Agreement other than any arising under any section in this Agreement that expressly provides that it survives the termination of this Agreement.

12.2.  Buyer’s Default.

If, on or before the Closing Date, (i) Buyer is in default of any of its obligations under this Agreement, or (ii) the Closing otherwise fails to occur by reason of Buyer’s failure or refusal to perform its obligations under this Agreement in a prompt and timely manner, then Seller may elect, as its sole and exclusive remedy, either to (a) terminate this Agreement in its entirety by written notice to Buyer; or (b) waive the condition and proceed to close the Transaction. If this Agreement is so terminated, then Seller is entitled to retain the Deposit as liquidated damages, and neither party to this Agreement shall have any further rights or obligations under this Agreement other than any arising under any section in this Agreement that expressly provides that it survives the termination of this Agreement.

12.3.   Buyer’s Conditions Precedent.

If, on the Closing Date, Buyer determines that any of Buyer’s Conditions Precedent to Closing are not satisfied, Buyer shall provide written notice to Seller and provide Seller with a period of five (5) business days to cause the satisfaction of Buyer’s Conditions Precedent. If at the conclusion of that period, Buyer determines that any of Buyer’s Conditions Precedent to Closing are not satisfied, then Buyer may elect, as its sole and exclusive remedy, either to (a) terminate this Agreement in its entirety by written notice to Seller; or (b) except for a failure of Section 9.2(a), 9.2(c) and 9.2(e) which are governed by the remedies in Sections 10.3, 4.1(a) and 6.4 hereof, terminate this Agreement only as to one or more affected Parcels, or (c) waive the condition and proceed to close the Transaction. If this Agreement is terminated in its entirety, then the Deposit shall be returned to Buyer and neither party to this Agreement have any further rights or obligations under this Agreement other than any arising under any section in this Agreement that expressly provides that it survives the termination of this Agreement.

12.4.  Seller’s Default

If, at the Closing, (i) Seller is in default of any of its obligations under this Agreement, or (ii) the Closing otherwise fails to occur by reason of Seller’s failure or refusal to perform its obligations under this Agreement in a prompt and timely manner, then Buyer shall provide written notice to Seller and provide Seller with a period of five (5) business days to cure the default. If at the conclusion of that period, such default remains uncured, Buyer may elect, as its sole and exclusive remedy, to (a) terminate this Agreement in its entirety by written notice to Seller, promptly after which the Deposit is to be returned to Buyer, or (b) terminate this Agreement as to one or more of the affected Parcels, or (c) waive the condition and proceed to close the Transaction, or (d) seek specific performance of this Agreement by Seller. As a condition precedent to exercise by Buyer of any right Buyer may have to bring an action for specific performance under this Agreement, Buyer must commence such an action within sixty (60) days after the occurrence of Seller’s default. Buyer agrees that its failure timely to commence such an action for specific performance within such sixty (60) day period is deemed a waiver by Buyer of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property. Notwithstanding anything in the foregoing to the contrary, a failure of Section 9.2(a), 9.2(c) and 9.2(e) are not defaults and/or failures by Seller to perform under this Section 12.4 and instead are governed by the remedies in Sections 10.3, 4.1(a) and 6.4 hereof.

13.      CONDEMNATION/CASUALTY

13.1.  Condemnation.

(a)       Right to Terminate. If, prior to the Closing Date, all or any significant portion (as in this defined below) of a Parcel is taken by eminent domain (or is the subject of a pending taking in which Seller has been served with legal process, but which has not yet been consummated), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof, and then either Buyer or Seller have the right to designate that Parcel as an Excluded Parcel and delete that Parcel from the definition of the Property by giving written notice to the other no later than ten (10) days after the giving of Seller’s notice, and the Closing Date will be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. The failure by Buyer and Seller to so designate that Parcel as an Excluded Parcel within such ten (10) day period is deemed an election not to designate that Parcel as an Excluded Parcel. For purposes of this Agreement, a “significant portion” of the Parcel means (i) any interest in the Parcel except a di minimis interest the taking of which has no material effect on the use or operation of such Parcel or (ii) any taking which would permit the tenant under the sole Lease for such Parcel to terminate such Lease.

(b)     Assignment of Proceeds. If (a) neither Seller nor Buyer elects to designate a Parcel as an Excluded Parcel if all or any significant portion of the Property is taken, or (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking by eminent domain, there is no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking (less all costs and expenses, including attorneys’ fees and costs, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer is entitled to receive and retain, all awards for the taking of the Property or such portion thereof; provided that Buyer shall pay to Seller all costs and expenses, including attorneys’ fees and costs, incurred by Seller as of the Closing Date in seeking to obtain payment of such award or proceeds.

13.2.  Destruction or Damage

In the event any of the Parcels are damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is an insured casualty and (b) would cost less than ten percent (10%) of the portion of the Purchase Price allocated to such Parcel, to repair or restore and would not permit the tenant under the sole Lease for such to terminate its Lease (a “Non-Material Casualty”), then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth in this Agreement. In such event, Buyer shall receive a credit against the Purchase Price allocated to such Parcel equal to the deductible amount applicable under Seller’s casualty policy less all costs and expenses, including attorneys’ fees and costs, incurred by Seller as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the “Realization Costs”), and Seller shall assign to Buyer all of Seller’s right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event any Parcel is damaged or destroyed prior to the Closing Date by a casualty that is not a Non-Material Casualty, then, notwithstanding anything to the contrary set forth above in this section, Buyer has the right, at its option, to designate that Parcel as an Excluded Parcel and exclude that Parcel from the Property. Buyer has thirty (30) days after Seller notifies Buyer that a casualty has occurred to make such election by delivery to Seller of a written election notice (the “Election Notice”), and the Closing Date is extended by not more than thirty (30) days, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to deliver the Election Notice within such thirty (30) day period is deemed an election not to designate that Parcel as an Excluded Parcel. In the event Buyer elects not to designate a Parcel as an Excluded Parcel as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer all of Seller’s right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Buyer shall receive a credit against the Purchase Price equal to the deductible or self-insured amount (less the Realization Costs) under Seller’s casualty insurance policy.

13.3.   Insurance

If Seller currently maintains property insurance on the Property, then Seller agrees to continue to maintain such property insurance coverage currently in effect for the Property through the Closing Date.

13.4.  Waiver

The provisions of this Section 13 supersede the provisions of any applicable Laws with respect to the subject matter of this Section 13.

14.      ESCROW

The Deposit and any other sums which the parties agree is held in escrow (in this Agreement collectively called the “Escrow Deposits”), together with all interest earned thereon, is held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)       The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

(b)       If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

(c)       If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits and all interest earned thereon to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 14(c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits and the interest earned thereon, the Escrow Agent shall give written notice to the other party of  such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

(d)       The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but is liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all damages, losses, costs, claims, liabilities, expenses, demands and obligations, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties under this Agreement, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

(e)       Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 36-3614035.

(f)        The Escrow Agent has executed this Agreement in the place indicated on the signature page of this Agreement in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits and the interest earned thereon, in escrow, and shall disburse the Escrow Deposits, and the interest earned thereon, pursuant to the provisions of this Section 14.

15.      LEASING MATTERS

15.1.  New Leases; Lease Modifications.

After the date of this Agreement, except as may be permitted by the terms of this Section 15.1, Seller shall not, without Buyer’s prior written consent, (a) enter into a New Lease; (b) modify or amend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant’s Lease); or (c) consent to any assignment or sublease in connection with any Lease. Seller shall furnish Buyer with a written notice of the proposed transaction which shall contain information that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction. If Buyer fails to object in writing to any such proposed transaction within five (5) business days after receipt of the aforementioned information, Buyer is deemed to have approved the proposed transaction. Buyer’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any such transaction that is proposed prior to the expiration of the Due Diligence Period. Buyer, in its sole and absolute discretion, is entitled to grant or withhold its consent with respect to any such transaction that is proposed between the expiration of the Due Diligence Period and the Closing, unless a Lease requires that the landlord’s consent be given or not unreasonably withheld, conditioned or delayed, in which case Buyer shall be held to such standard. Any notice from Buyer rejecting the proposed transaction shall include a description of the reasons for Buyer’s rejection. Seller shall deliver to Buyer a true and complete copy of each such New Lease, renewal or extension agreement, modification, or amendment, as the case may be, promptly after the execution and delivery thereof.

15.2.  Lease Enforcement.

Prior to Closing, Seller has the right, but not the obligation (except to the extent that Seller’s failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

15.3.  Intentionally Omitted.

16.      MISCELLANEOUS

16.1.  Assignment.

Buyer shall not assign this Agreement or its rights under this Agreement to any individual or entity, except to an entity or entities which are directly or indirectly controlled by or under common control with or affiliated with The Inland Group of Real Estate Companies, Inc., without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment is null and void ab initio. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable under this Agreement.

16.2.                              Designation Agreement

Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (in this Agreement collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent (“Agent”)is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a)          Agent is designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b)          Seller and Buyer shall furnish to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.

(c)          Agent requests Seller to furnish to Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller certifies to Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is the FEIN number set forth for each Seller on Schedule 2.

(d)          Each of the parties shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

16.3.                              Survival/Merger

As to all Parcels which are not Prepayment Restricted Parcels, except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed as to such Parcels and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed under this Agreement with respect to those Parcels. As to all Parcels that are Prepayment Restricted Parcels, all provisions of this Agreement which pertain directly to the Prepayment Restricted Parcels shall survive the Closing. As to all Parcels which are Prepayment Restricted Parcels, except for the provisions of this Agreement that are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Prepayment Restricted Parcel Closing, and (b) the delivery of the Deed as to such Prepayment Restricted Parcels and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed under this Agreement with respect to those Prepayment Restricted Parcels.

16.4.                              Integration; Waiver

This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding among the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this

Agreement. Neither this Agreement nor any provision of this Agreement may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by any party hereto of any failure or refusal by the other party to comply with its obligations under this Agreement is deemed a waiver of any other or subsequent failure or refusal to so comply.

16.5.                              Governing Law

This Agreement is governed by, and construed in accordance with, the Laws of the State of Illinois, except to the extent required to be governed by the Laws of the State where a Parcel is located.

16.6.                              Captions Not Binding; Exhibits

The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions of this Agreement. All Exhibits attached hereto is incorporated by reference as if set out in this Agreement in full.

16.7.                              Binding Effect

This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.8.                              Severability

If any term or provision of this Agreement or the application thereof to any persons or circumstances is determined to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to that are determined invalid or unenforceable shall not be affected, and each term and provision of this Agreement will be valid and enforced to the fullest extent permitted by law.

16.9.                              Notices

Any notice, request, demand, consent, approval and other communications under this Agreement is in writing, and is deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication shall also send a copy of such communication to the appropriate parties within one (1) business day of such facsimile) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or upon receipt (or refusal of delivery) after being mailed by prepaid certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner in this Agreement provided, may designate an address different from that set forth below.

If to Seller:	Bradley Associates Limited Partnership 225 N. Michigan Avenue 11th Floor Chicago, IL 60601 Attention: Sherwin Jarol Telephone No: (312) 819-4308 Facsimile No.: (312) 819-5410

Copy To:

Morrie Much, Esq.
Much Shelist Freed
191 N. Wacker Drive
Suite 1800
Chicago, IL 60601
Telephone No.: (312) 521-2472
Facsimile No.: (312) 521-2372

If to Buyer:	Inland Real Estate Acquisitions
Attn: G. Joseph Cosenza, Vice Chairman
2901 Butterfield Road
Oak Brook, Illinois 60523
Phone: 630/218-4948
Fax: 630/218-4395

Copy To:

Robin Rash, Esq.
The Inland Real Estate Group, Inc.
Law Department
2901 Butterfield Road
Oak Brook, Illinois 60523
Phone: 630/218-8000 ext. 2854
Fax: 630/218-4900
rash@inlandgroup.com

16.10.                       Counterparts

This Agreement may be executed in counterparts, each of which is deemed an original and all of which counterparts taken together will constitute one and the same agreement.

16.11.                       No Recordation

Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice of this Agreement is recorded, and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all damages, losses, costs, claims, liabilities, expenses, demands and obligations, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.

16.12.                       Additional Agreements; Further Assurances

Subject to the terms and conditions in this Agreement provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

16.13.                       Interpretation and Construction

As used herein, the words “include,” “includes,” or “including” shall be construed as if followed by the words “without limitation.” The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment of this Agreement or Exhibit hereto.

16.14.                       Business Day

As used in this Agreement, the term “business day” means any day other than a Saturday, Sunday, or any Federal or State of Illinois holiday. If any period expires on a day which is not a business day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.

16.15.                       Maximum Aggregate Liability

Prior to Closing, the liabilities of the parties is governed by Section 12 of this Agreement. Once Closing has occurred, notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer (“Buyer’s Damages”), in connection with the Transaction or the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall be subject to the following limitations. Except in the event of an intentional misrepresentation by Seller which is timely made by Buyer during the Claims Survival Period, with respect to any one Parcel, Buyer’s Damages shall not exceed that amount which is equal to five percent (5%) of the Allocated Purchase Price for such Parcel. In any case, Buyer’s Damages shall be limited to actual damages suffered by Buyer arising directly as a result of Seller’s breach, as Seller have no liability whatsoever for matters waived by Buyer pursuant to Section 10.3(f) of this Agreement or for consequential or punitive damages. The provisions of this section shall survive the Closing (and not be merged in this Agreement) or any earlier termination of this Agreement; provided that any claim by Buyer against Seller as described in this Section 16.15 must be made by notice to Seller given prior to the expiration of the Claims Survival Period.

16.16.                       JURISDICTION

WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER UNDER THIS AGREEMENT (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF COOK, STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

16.17.                       WAIVER OF JURY TRIAL

EACH PARTY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER UNDER THIS AGREEMENT.

16.18.                       Facsimile Signatures

Signatures to this Agreement transmitted by telecopy is valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement is bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

16.19.                       1031 Exchange

If so requested by Seller, Buyer agrees to cooperate with Seller, at no cost or liability to Buyer, in effectuating the purchase and sale of the Property by means of an exchange of “like kind” property under Section 1031 of the Internal Revenue Code of 1986, as amended.

16.20.                       Seller’s Audit

Seller agrees to reasonably cooperate with Buyer and Buyer’s representatives, at no cost or liability to Seller, to facilitate Buyer’s legal requirements for audited records that qualify and comply with the disclosure laws applicable to Buyer. Further, Seller agrees to cause Bradley Associates, LLC, the manager of the Property to execute and deliver the audit letter attached hereto as Exhibit P on or before the Closing Date.

[Signatures on next page.]

Each party has caused this Agreement to be duly executed effective as of the day and year first above written.

SELLER:

Bradley Associates Limited Partnership, an Illinois limited partnership

By: Sherwin, LLC, an Illinois limited liability company, Manager

By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Joseph Cosenza
Name:	Joseph Cosenza
Title:	President

AGREEMENT OF ESCROW AGENT

The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Deposits in escrow in accordance with the provisions of this Agreement and (b) comply with the provisions of Section 14 and Section 16.2.

CHICAGO TITLE AND TRUST COMPANY

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
Title:	Assistant Vice President
Date:	MAY 3 2006

SCHEDULE 1

THE PARCELS

Schedule 1   Identification for Each Parcel of Allocated Purchase Price

#	Property Name	Property type	City	State	Square feet	Acres	Tenant	ROFO Parcels	Allocated Purchase Price
1	100 DeVilbise Drive LP	Industrial (F)	Somerset	PA	155,227	17.1	Sunrise Medical HHG Inc.
2	12th Street Investments LLC	Industrial (M)	Mishawaka	IN	136,564	17.7	Krizman International, Inc.
3	14570 Industrial Park Road LP	Industrial (W)	Bristol	VA	106,898	12.7	Zenith Fuel Systems Inc.
4	1800 Bruning Drive LLC	Industrial (D)	Itasca	IL	202,000	22.0	OCE-USA, Inc.
5	294 Tollway Venture LP	Industrial (M)	Franklin Park	IL	97,766	5.0	Alkco Manufacturing Company
6	315 Kirk Road LLC	Industrial (LI)	St. Charles	IL	309,900	13.4	Dopaco, Inc.
7	500 Hartland LLC	Industrial (LI)	Hartland	WI	134,210	12.0	AMK Holdings Ltd.
8	520 Metro Parkway LLC	Industrial (W)	Rochester	NY	55,500	3.6	Iron Mountain Records Management, Inc.	X
9	55th Street Investments LLC	Industrial (M)	Kanosha	WI	175,052	10.0	Pure-FLO MCP, Inc.
10	64th Street LLC	Industrial (LI)	Milwaukee	WI	186,000	21.2	Pechiney Plastic Packaging
11	Addison Bradley JV	Retail	Addison	IL	28,200	5.2	Office Depot, Inc.
12	Bakersfield Venture LP	Industrial (LI)	Bakersfield	CA	232,396	15.7	Dopaco, Inc.
13	Baymeadow Holding LLC	Industrial (R&D)	Glen Burnie	MD	120,000	7.0	Millennium Inorganic Chemicals Inc.
14	Bekine Hillside Venture LP	Industrial (LI)	Cranberry Township	PA	70,140	13.0	American Bottling Company
15	Bradley Associates LLC P/S & P/T	Industrial (W)	Columbus	OH	15,000	2.9	El Dupont de Nemours
16	Bradley Independence LP	Industrial (LI)	Independence	VA	120,000	8.1	LeROI International Inc.
17	Bradley Kentwood LLC	Industrial (LI)	Kentwood	MI	80,000	6.3	Autocam Corporation
18	Bradley Marshall LLC	Industrial (LI)	Marshall	MI	57,025	9.6	Autocam Corporation
19	Bradley Protection One LP (1)	Industrial (F)	Tuscon	AZ	4,768	0.6	Protection One Alarm Monitoring, Inc.
20	Bradley Protection One LP (2)	Industrial (F)	Phoenix	AZ	17,352	6.7	Protection One Alarm Monitoring, Inc.
22	Broadview 16th Street Venture LP	Industrial (W)	Broadview	IL	67,144	2.1	Intech EDM, Inc.
25	Clarion Venture LLC	Industrial (F)	Clarion	IA	126,900	8.3	EDS Corp.
26	Coloma Property LLC	Industrial (W)	Coloma	MI	423,230	41.2	APL Logistics
27	Commons Drive LP	Office	Aurora	IL	60,028	6.1	BRK Brands First Alert
28	Conyers LP	Industrial (F)	Tekonsha	MI	74,480	13.3	Tekonsha Towing Systems, Inc.
29	Crossroads Parkway LP	Industrial (LI)	Bolingbrook	IL	48,024	3.4	Illinois Tool Works Inc.
30	Deerpark Seaco LLC	Industrial (R&D)	Deer Park	TX	23,216	2.6	Calab Brett USA Inc.
31	Denver Highlands Holding LLC	Office	Highland Ranch	CO	65,680	5.9	Software AG, Inc.	X
32	Durand Avenue Venture LLC	Industrial (LI)	ML Pleasant	WI	194,793	16.0	Sapko International, Inc.
33	Faulkner Road Venture LLC	Industrial (LI)	North Little Rock	AR	712,000	121.0	Deluxe Video Services, Inc.
34	Firetower Venture LLC	Industrial (LI)	Rock Hill	SC	45,000	5.0	Reliance Electric Industrial Company
35	FR Centerville LLC	Industrial (M)	Centerville	TN	98,150	77.5	ATYS US Inc.
36	FR Edgarton LLC	Industrial (LI)	Brookfield	WI	43,450	2.4	AMK Holdings Ltd.
37	Glen Burnie Venture LLC (1)	Industrial (W)	Conyers	GA	121,600	NA	Wil-Mac Container Corporation
38	Glen Burnie Venture LLC (2)	Industrial (LI)	Fountain Inn	SC	110,700	35.1	Goglanian Bakeries Inc.
39	Glendale Heights LP (1)	Retail	Glendale Heights	IL	42,000	3.7	TSA Stores Inc.
40	Glendale Heights LP (2)	Retail	Glendale Heights	IL	6,620	0.8	ULTA Cosmetics & Salon
41	Glendale Heights LP (3)	Retail	Glendale Heights	IL	10,000	0.8	Discovery Clothing Company
42	Guion Road Venture LLC	Industrial (LI)	Indianapolis	IN	81,600	10.1	North American Packaging Corp.
43	Gurnee Venture LP	Industrial (W)	Gurnee	IL	43,475	NA	Ameritech Illionis
44	Houston Lakes Venture LP	Office	Houston	TX	119,527	9.4	Kelsey Seybold Clinic
45	Indianapolis Churchman Venture LP	Industrial (LI)	Indianapolis	IN	206,272	21.0	Wavelek Corporation
46	Industrial Drive LLC	Industrial (LI)	Horicon	WI	139,000	11.0	Metals USA Inc.
47	Jamie Venture	Industrial (F)	Alamagordo	NM	9,698	NA	Chaparrel Ven Lines
48	Kinross Lakes Venture LLC	Office	Richfield	OH	85,214	7.0	Proposal Business Solutions Inc.

#	Property Name	Property type	City	State	Square feet	Acres	Tenant	ROFO Parcels	Allocated Purchase Price
49	Kinston LP	Industrial (LI)	Kinston	NC	400,000	20.1	Dopaco, Inc.
51	Lexington Road Venture LLC	Retail	Athens	GA	52,990	11.3	Eastwynn Theatres, Inc.
52	Libertyvilla Associates LP	Industrial (R&D)	Libertyvilla	IL	197,100	27.0	USG Corp.	x
53	Luna Road Venture LLC	Office	Carrolton	TX	58,989	3.6	AON Services Corp.
54	Marcia Road LLC	Industrial (W)	Milwaukee	WI	208,150	20.9	Hegemayer Foods (N.A.), Inc.
55	Mount Zion Road LLC	Industrial (D)	Lebanon	IN	1,091,435	39.0	Peerson Education Inc.
56	Multi-State Properties LP (1)	Industrial (W)	Maiden	NC	36,752	5.1	Siebe North Inc.
57	Multi-State Properties LP (2)	Industrial (LI)	Ocate	FL	29,501	2.2	Mako Compressors
58	Multi-State Properties LP (3)	Industrial (F)	Skokia	IL	44,123	1.6	W. H. Salisbury & Co.
59	Newmark Properties LP (V)	Office	Miamisburg	OH	73,742	6.6	National City Mortgage Co. & Daymax, LLC
60	Newmark Properties LP (VI)	Office	Miamisburg	OH	42,812	4.9	National City Mortgage Co.
61	Newmark Properties LP (VII)	Office	Miamisburg	OH	37,759	3.3	National City Mortgage Co.
62	Newtown LP	Retail	Virginia Beach	VA	7,488	1.2	Hollywood Entertainment Corp.
63	Ottawa Bradley LLC	Industrial (F)	Ottawa	IL	38,285	4.8	OfficeMax Contract, Inc.	x
64	Regency Drive LLC	Industrial (LI)	Glendale Heights	IL	56,046	3.9	L-3 Communications
65	Regional Road Venture LLC	Office	Greensboro	NC	113,526	11.0	EDS Information Services LLC	x
66	Sanfee Investment Property LLC	Office	Santoe	CA	77,000	8.2	Hartford Fire Insurance Company
67	Tri-State Holdings LLC (1)	Industrial (LI)	Wood Date	IL	137,607	8.2	Entegra Fasteners Corp.
68	Tri-State Holdings LLC (2)	Industrial (LI)	Houston	TX	223,599	30.0	Lamons Metal Gasket Company
69	Tri-State Holdings LLC (3)	Industrial (LI)	Mosines	WI	193,200	39.2	Fulton Performance Products Inc.
70	Union Venture LLC	Industrial (D)	Westchester	OH	970,168	57.0	Cornerstone Consolidated Services Group, Inc.	x
73	Westport Investment LLC	Industrial (D)	Mechanicsburg	PA	176,600	11.2	FMC Corp.
87	Total				9,554,873	836

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FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“First Amendment”) is made effective as of May 16, 2006, by Bradley Associates Limited Partnership, an Illinois limited partnership (“Bradley”) and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

RECITALS:

A.            On May 2, 2006, Bradley and Inland entered into that certain Purchase and Sale Agreement (the “Agreement”) with respect to those certain parcels of real property described in Schedule 1 of the Agreement.

B.            The parties wish to amend the Agreement as more fully described below.

Therefore, in consideration of the mutual covenants and agreements set forth, the parties agree as follows:

1.             Due Diligence Period. The parties agree that the definition of Due Diligence Period contained in Paragraph 1 of the Agreement is amended in its entirety to read as follows:

“Due Diligence Period” means the period commencing on the Commencement Date and expiring on June 30, 2006.

2.             Allocated Purchase Price. The parties agree that the last sentence of Paragraph 3 of the Agreement is amended in its entirety to read as follows:

“If the parties are unable to agree on the allocation of the Purchase Price on or before May 23, 2006, then either party may elect to terminate this Agreement in its entirety by written notice to the other party, in which event the Deposit shall be delivered to Buyer.”

3.             Miscellaneous. All capitalized terms which are not expressly defined herein shall have the same meanings as are ascribed to such terms in the Agreement. The Agreement, as herein amended, is hereby ratified and confirmed. This First Amendment may be executed in any number of counterparts.

[signatures begin on following page]

Each party has caused this First Amendment to Purchase and Sale Agreement to be duly executed effective as of the day and year first above written.

SELLER:

Bradley Associates Limited Partnership, an Illinois limited partnership

By: Sherwin, LLC, an Illinois limited liability company, Manager

By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Joseph Cosenza
Name:	Joseph Cosenza
Title:	President

Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-4948 Fax: 630-218-4935
www.inlandgroup.com

June 28, 2006

VIA FACSIMILE (312) 819-5410 AND UPS
Bradley Associates Limited Partnership
225 N. Michigan Avenue
11th Floor
Chicago, IL 60601
Attention: Sherwin Jarol

Re:          Bradley Portfolio/Purchase and Sale Agreement

This letter is written with respect to that Purchase and Sale Agreement (the “Agreement”) between Bradley Associates Limited Partnership, on behalf of certain parties named in the Agreement, as seller (“Seller”), and Inland Real Estate Acquisitions, Inc., as purchaser (“Inland”), in connection with the purchase and sale of the properties defined in the Agreement as the “Real Property.” All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

As you are aware, pursuant to the terms of the Agreement, the Due Diligence Period is scheduled to end on Friday, June 30, 2006. However, certain due diligence matters remain outstanding. Accordingly, Inland requires that the Due Diligence Period be extended to July 6, 2006. Except for the extension of the Due Diligence Period as provided above, all terms and provisions of the Agreement shall remain unchanged as originally written.

Please confirm Seller’s agreement to the foregoing by having the appropriate party on behalf of Seller sign a copy of this letter on the line provided below. Once executed, please have one (1) fully executed copy returned to us by facsimile (630/218-4900, Attn: Robin Rash) no later than 5:00 p.m., Chicago time, on June 29, 2006 (with the original to follow by overnight delivery service).

Should Inland not receive a copy of this letter, executed by Seller, by 5:00 p.m., Chicago time, on June 29, 2006, then in order to protect its Earnest Money, this letter shall serve as Inland’s notice of termination of the Agreement.

Thanks, as always, for your assistance.

Very truly yours,

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

	By:	/s/ Joseph Cosenza
	Name:	Joseph Cosenza
	Title:	President

AGREED:

Bradley Associates Limited Partnership, an Illinois limited partnership

By: Sherwin, LLC, an Illinois limited liability company, Manager

By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

cc:	Morrie Much, Esq., Much Shelist Freed, 191 N. Wacker Drive, Suite 1800, Chicago, IL 60601 (via facsimile and UPS)

Michael Sadoff, Esq., Much Shelist Freed, 191 N. Wacker Drive, Suite 1800, Chicago, IL 60601 (via facsimile and UPS)

Ms. Nancy Castro, Chicago Title Insurance Company, 171 N. Clark Street, Chicago, Illinois 60601 (via facsimile and UPS)

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Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-4948 Fax: 630-218-4935
www.inlandgroup.com

July 6, 2006

VIA FACSIMILE (312) 819-5410 AND UPS
Bradley Associates Limited Partnership
225 N. Michigan Avenue
11th Floor
Chicago, IL 60601
Attention: Sherwin Jarol

Re:          Bradley Portfolio/Purchase and Sale Agreement

This letter is written with respect to that Purchase and Sale Agreement (the “Agreement”) between Bradley Associates Limited Partnership, on behalf of certain parties named in the Agreement as seller (“Seller”), and Inland Real Estate Acquisitions, Inc., as purchaser (“Inland”), in connection with the purchase and sale of the properties defined in the Agreement as the “Real Property.” All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

As you are aware, pursuant to the terms of the Agreement, the Due Diligence Period is scheduled to end today, July 6, 2006. However, certain due diligence matters remain outstanding. Accordingly, Inland requires that the Due Diligence Period be extended to July 10, 2006. Except for the extension of the Due Diligence Period as provided above, all terms and provisions of the Agreement shall remain unchanged as originally written.

Please confirm Seller’s agreement to the foregoing by having the appropriate party on behalf of Seller sign a copy of this letter on the line provided below. Once executed, please have one (1) fully executed copy returned to us by facsimile (630/218-4900, Attn: Robin Rash) no later than 5:00 p.m., Chicago time, on July 6, 2006 (with the original to follow by overnight delivery service).

Should Inland not receive a copy of this letter, executed by Seller, by 5:00 p.m., Chicago time, on July 6, 2006, then in order to protect its Earnest Money, this letter shall serve as Inland’s notice of termination of the Agreement.

Thanks, as always, for your assistance.

Very truly yours,

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

	By:	/s/ Joseph Cosenza
	Name:	Joseph Cosenza
	Title:	President

AGREED:

Bradley Associates Limited Partnership, an Illinois limited partnership

By: Sherwin, LLC, an Illinois limited liability company, Manager

By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

cc:	Morrie Much, Esq., Much Shelist Freed, 191 N. Wacker Drive, Suite 1800, Chicago, IL 60601 (via facsimile and UPS)

Michael Sadoff, Esq., Much Shelist Freed, 191 N. Wacker Drive, Suite 1800, Chicago, IL 60601 (via facsimile and UPS)

Ms. Nancy Castro, Chicago Title Insurance Company, 171 N. Clark Street, Chicago, Illinois 60601 (via facsimile and UPS)

2

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Fourth Amendment to Purchase and Sale Agreement (“Fourth Amendment”) is made effective as of July 17, 2006, by Bradley Associates Limited Partnership, an Illinois limited partnership (“Seller”) and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Buyer”).

RECITALS

A.            On May 2, 2006, Bradley and Inland entered into that certain Purchase and Sale Agreement (the “Original Agreement”) with respect to those certain parcels of real property described in Schedule 1 of the Agreement. On May 16, 2006, the parties entered into a First Amendment to Purchase and Sale Agreement (the “First Amendment”). On May 22, 2006, the parties entered into a Second Amendment to Purchase and Sale Agreement (the “Second Amendment”) and effective May 22, 2006, the parties entered into a Third Amendment to Purchase and Sale Agreement (the “Third Amendment”). The Original Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment is collectively referred to herein as the “Agreement”.

B.            By letter dated July 6, 2006, Buyer terminated the Agreement and received a refund of the $2,500,000 Earnest Money.

C.            The parties now wish to reinstate the Agreement on the terms and conditions contained in the Agreement, as amended by this Fourth Amendment.

D.            Any capitalized terms not otherwise defined in this Fourth Amendment will have the meaning established in the Agreement.

Therefore, in consideration of the mutual covenants and agreements set forth, the parties agree as follows:

1.             Definitions. The Agreement shall be revised to replace the definitions found therein for the following terms to be as follows:

(a)                                  “Schedule 1” shall be the schedule attached to this Fourth Amendment as Exhibit A.

(b)                                 “Allocated Purchase Price” shall mean the amounts set forth on the scheduled attached to this Fourth Amendment as Exhibit A.

(c)                                  “Real Property” shall be revised to delete the number “67” and replace it with the number “33”.

(d)                                 “Title Review Commencement Date” shall mean the first business day after this Fourth Amendment is executed by both parties.

2.             Purchase Price. The first full paragraph of Section 3 of the Agreement is deemed deleted and replaced with the following:

The purchase price (the “Purchase Price”) to be paid by Buyer for the purchase of the 33 Parcels comprising the Property is Four Hundred Fifty Four Million Nine Hundred Seventy-Eight Thousand Nine Hundred Forty One and No/100 Dollars ($454,978,941.00).

3.             Deposit Money. Within one business day after execution of this Fourth Amendment, Buyer agrees to deposit in immediately available funds with the Escrow Agent the sum of Six Million Five Hundred Thousand Dollars ($6,500,000), which amount will then comprise the Deposit as defined in the Agreement. The Deposit is nonrefundable to Buyer unless Closing falls to occur due to default by Seller or the failure of a condition of Closing to occur through no fault of Buyer. If a Parcel becomes an Excluded Parcel under the Agreement or this Fourth Amendment, then Buyer will be entitled to a refund of that portion of the Earnest Money deposit equal to that Parcel’s portion of the Purchase Price for the Property.

4.             Due Diligence. The parties acknowledge that the Due Diligence Period has expired and, except for Buyer’s rights specifically set forth herein, all of Buyer’s rights to terminate the Agreement in Article 5 and/or to exclude Parcels in Sections 6.1, 6.6, 6.8, 6.10 and 6.11 have expired.

5.             Prepayment Charges. Section 3.4 of the Agreement shall be deemed deleted and replaced with the following:

Buyer agrees that obtaining financing for Buyer’s purchase of any Parcel is not a condition to Buyer’s obligations to close this Transaction. At Closing, Buyer agrees to assume the existing indebtedness on Parcels 31 (Denver Highlands) and 70 (Union Venture) (collectively, the “Assumed Mortgage Parcels”) pursuant to one or more assignment, assumption and release agreements (collectively, the “Mortgage Assignment Agreements”) customarily required by the holders or servicers of those mortgages (the “Existing Mortgagees”). Except for these two Parcels, at Closing Seller will convey the Property free and clear of all mortgage indebtedness provided for in any note or other evidence of indebtedness (“Note”) secured by a mortgage, deed of trust or other financing agreement encumbering title to a Parcel (“Mortgage”), including any and all defeasance costs, charges, premiums or other charges (“Prepayment Charges”) due in connection therewith provided, however, that Seller’s obligation shall be conditioned upon receipt of the Purchase Price and Seller is entitled to use the proceeds of the Purchase Price to make such payments.

6.             Assumption Fees. Section 6.6 of the Agreement shall be deemed deleted and replaced with the following:

Seller has identified two (2) parcels in the Portfolio listed on Exhibit A as Parcels that may be encumbered by a Mortgage securing a Note which restricts prepayment (the “Prepayment Restricted Parcels”).

Seller also agrees to pay the Prepayment Charges, any and all fees and costs that are required to be paid to lender in connection with Buyer’s assumption of the existing indebtedness on Parcels 31 and 70 provided, however, that Seller’s obligation shall be conditioned upon receipt of the Purchase Price and Seller is entitled to use the proceeds of the Purchase Price to make such payments.

Seller and Buyer understand and agree that the consent of the Existing Mortgagees (and if required, any servicer or special servicer or similar party) is required to the transfer of each Assumed Mortgage Parcel to, and the related assumption of the existing mortgages by, Purchaser, and the finalization of all documents required to effectuate such consent (collectively such consent and finalization of documents is referred to herein as the “Lender Consent”). Seller agrees, promptly following the date of this Agreement, to submit written requests to the appropriate parties for the Lender Consent.

Buyer and Seller each agree to use commercially reasonable efforts to obtain the Lender Consent Such reasonable efforts include, without limitation. (i) in the case of Buyer, providing the Existing Mortgagee (and if required, any servicer or special servicer or similar party) with all reasonably requested financial and other information relating to Buyer and its affiliates (including the entity that will assume the existing mortgage and any replacement guarantor), and (ii) in the case of each of Seller and Buyer, (x)

2

complying with any other reasonable requests of the Existing Mortgagee (and if required, any servicer or special servicer or similar party) to facilitate the obtaining of the Lender Consent, and (y) using commercially reasonable efforts to satisfy all the other requirements of the existing mortgages that are applicable to such party in connection with the Lender Consent. Seller will not be obligated to execute a Mortgage Assignment Agreement unless the existing borrowers and non-recourse guarantors are released upon the Closing of this transaction, other than for existing environmental matters. With respect to the obtaining of the Lender Consent, each of Seller and Buyer may conduct such conversations, meetings and negotiations with the Existing Mortgagees (or any servicer or special servicer or similar party) as it deems necessary or desirable, but each party (A) agrees to keep the other party apprised of its conversations, meetings and negotiations with the Existing Mortgagee (or any servicer or special servicer or similar party), and, to the extent feasible, give the other party the right to participate in such conversations, meetings and negotiations, and (B) copy the other party on all correspondence between it and the Existing Mortgagees (or any servicer or special servicer or similar party). Notwithstanding the foregoing, Buyer is not required to take any of the following actions (whether pursuant to the Mortgage Assignment Agreement or otherwise) in connection with the seeking or granting of the Lender Consent (i) execute any document or instrument, or otherwise take any action, that would increase (to more than a de minimis extent) the obligations or liabilities of Buyer beyond the obligations and liabilities of the borrower presently contained in the existing mortgage loan documents; (ii) execute any non-recourse carve-out or similar guaranty (other than a customary hazardous substances indemnity) that covers actions taken or events occurring prior to the Closing Date; or (iii) increase the amount of reserves held pursuant to the existing mortgage loan documents or otherwise modify the existing mortgage loan documents in a manner that is adverse to Purchaser.

7.             315 Kirk Road. There is a title exception on Parcel 6 at 315 Kirk Road, St. Charles, Illinois, which grants to the City of St. Charles the option to purchase Parcel 2 of such Parcel 6 for $1 upon the termination of the lease with and possession by DoPaco, Inc. Within one week from this date, Buyer must complete its due diligence on this issue and Buyer may designate this Parcel an Excluded Parcel by written notice to Seller within such period. Upon such notice, the Purchase Price will be reduced by the Allocated Purchase Price for Parcel 6. Upon the failure of Buyer to exercise such rights, then the title exception shall constitute a Permitted Exception and Seller shall not be required to remove or endorse over same.

8.             ROFO Rights. The first two sentences of Section 6.2 of the Agreement shall be deemed deleted and replaced with the following:

Seller has identified five (5) Parcels on Schedule 1 as Parcels each of which has a Lease in effect that grants to a tenant of that Parcel a right of first refusal or right of first offer to purchase the Parcel (the “ROFO Parcels”). Following the date this Fourth Amendment is fully executed, Seller will give each of those tenants notice of the existence of this Agreement and will require exercise or waiver of the tenants’ respective purchase rights.

9.             Environmental Matters. Buyer has conducted environmental due diligence of all Parcels comprising the Property and acknowledges that, except as provided below, the Parcels do not contain any Environmental Condition as defined in Section 6.1 of the Agreement. Notwithstanding the foregoing:

(a)          Parcel 33 (Faulkner Road Venture), Parcel 49 (Kinston LP), Parcel 53 (Luna Road Venture), Parcel 57 (Tri-State Holding), Parcel 26 (Coloma Property), Parcel 52 (Libertyville Associates) and Parcel 38 (Glen Burnie)

3

(collectively the “Phase II Parcels”) require, in Buyer’s opinion, additional Phase II testing and investigation. Buyer shall have the right to conduct such Phase II testing on the Phase II Parcels at Buyer’s sole cost and expense. If the Phase II site investigations on any one or more of the Phase II Parcels shows the existence of an Environmental Condition, Buyer may elect to exclude one or more of such Parcels from this Agreement by delivery of written notice to Seller which notice shall identify the Parcel to be excluded from this Agreement and which notice must be delivered to Seller not later than forty-five (45) days from the date of this Fourth Amendment. If Buyer exercises such rights under this Section to exclude one or more of the Phase II parcels, then (i) each identified Phase II Parcel will then constitute an Excluded Parcel; (ii) Seller will amend Schedule 1 to delete that Parcel from the definition of “Property”; and (iii) the Purchase Price will be reduced by the Allocated Purchase Price for each such Parcel, but the Confidentiality Agreement and the Access Agreement will remain in effect as to those Excluded Parcels, other than the provisions of the Access Agreement giving Buyer the right of entry onto the Parcel. If the Phase II site investigations show the existence of a condition at a Phase II Parcel which (x) involves the presence of hazardous materials or a potential violation of environmental laws, and (y) would cost less than or equal to Fifty Thousand Dollars ($50,000) to remediate, then at Seller’s option and subject to the approval of Buyer’s lender, (A) Seller will either remediate and cure such condition prior to Closing (and the Closing Date as to such parcel(s) will be extended by up to 30 days to enable Seller to complete the remediation); (B) at Seller’s option, Buyer will be entitled to a credit at Closing against the Allocated Purchase Price for that Parcel in the amount reasonably necessary to remedy and cure such condition; or (C) Seller may elect not to remediate and cure or give Buyer a credit and, upon such election by Seller, Buyer may exclude such Parcel from the Property and the Purchase Price will be reduced by the Allocated Purchase Price of that Parcel; and

(b)          Buyer’s duty to purchase Parcel 5 (294 Tollway) is conditioned on the receipt prior to Closing of a so-called “no further action” letter from the Illinois Environmental Protection Agency that is commercially reasonably acceptable to Buyer (the “NFA Letter”). If the NFA Letter is not received prior to Closing, then Buyer may exclude Parcel 5 and the Purchase Price will be reduced by the Allocated Purchase Price for Parcel 5.

10.          Escrow. Paragraph 14 (c) of the Agreement is amended to read as follows:

If (i) the Closing does not occur due to a default by Seller or due to the failure of one of the conditions of Closing to occur, the Escrow Agent shall deliver the Escrow Deposits and all interest earned thereon to Buyer; or (ii) If the Closing does not occur due to a default by Buyer the Escrow Agent shall deliver the Escrow Deposits and all interest earned thereon to Seller, but in either event only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 14(c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits and the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) days after the giving of such notice, the Escrow Agent is authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

4

11.       Deferred Maintenance Credits.

(a) The parties acknowledge that certain Parcels are in need of immediate repairs that Seller elects not to make. In lieu of such repairs, Seller agrees to grant the following credits to Seller at Closing:

Parcel	Deferred Maintenance Credit
62 (Newtown)	$31,000
39 (Glendale – 1)	$31,000
26 (Coloma)	$98,000
Total	$160,000

(b) Reports obtained by Buyer suggest that the following Parcels are also in need of repairs. The tenants may be responsible for such repairs. Buyer promptly agrees to deliver to Seller engineering reports and Seller agrees to notify the tenants of such deferred maintenance items. If the tenants fail to acknowledge in writing prior to the Closing Date that such items are the tenant’s responsibility under the lease, then at Closing Seller agrees to deposit in escrow at Closing cash required to complete any needed repair work, not to exceed the following sums:

Parcel	Amount
52 (Libertyville)	$346,000
5 (294 Tollway)	$360,000
Total	$706,000

If either tenant fails to provide written acknowledgement of its responsibility under the lease for such repairs, then Seller may either complete some or all of the repairs itself subject to Buyer’s commercially reasonable approval or may cause the respective tenants to do so within a period of one year from the Closing Date. If Seller causes the repair work to be performed before the Closing Date, then the work is also subject to Buyer’s reasonably commercial approval. Seller reserves the right before and after Closing to enforce all of landlord’s rights under the lease to compel tenants to perform their respective repair and maintenance obligation under the leases, but Seller may not terminate the tenant’s lease or right of possession. Upon completion of all or part of the repairs by Seller or tenants, Seller will be entitled to withdraw from the escrow reserve the amounts allocated for such work toward the repairs.

12.       Lost Rent Credit. A new lease has been signed for Parcel 41 (Glendale Heights – 3), but the new tenant is likely to start paying rent after the Closing Date. At Closing, Seller agrees to grant a credit to Buyer equal to the rent and related estimated Common Area Maintenance charges under the lease from the Closing Date to the projected rent commencement date under the new lease. Seller agrees to pay the leasing commission, tenant improvement allowance and such other costs required of Landlord under the new lease to put the tenant in possession of the Parcel.

13.       Reinstatement and No Other Changes. The Agreement is reinstated and except as modified by this Fourth Amendment, the Agreement is in full force and effect. To the extent that the provisions of this Fourth Amendment and the Contract conflict, the terms and provisions of this Fourth Amendment shall control.

14.       Tax Credit Parcels. Seller provided Buyer with a list of Tax Credit Parcels pursuant to Section 7.3(d), but Buyer has not yet responded and approved. Buyer agrees to

5

respond within five (5) days from this date. If Buyer fails to respond, then only Parcel 25 (Clarion Venture) will be the Tax Credit Parcel. If Buyer responds within such period and disagrees with Seller, then the parties agree to cooperate in good faith to determine if other Parcels should be added as Tax Credit, but if the parties cannot agree on additional Tax Credit parcels within thirty (30) days from this date, then upon notice from Buyer, the disputed Tax Credit Parcel may be excluded from the Property.

15.       Lease Buyout Right. Office Max is the tenant of Parcel 63 (Ottawa Bradley), but wishes to buyout of its lease. Seller will continue its discussions and negotiations regarding the term of the contemplated lease buyout, but Seller agrees not to conclude its negotiations without Buyer approval. If at Closing, the terms as proposed are not approved by Buyer, then Buyer may exclude Parcel 63 from the Property and the Purchase Price will be reduced by the Allocated Purchase Price for that Parcel 63.

16.       Counterparts. This Fourth Amendment may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

17.       Choice of Law. This Fourth Amendment is governed by, and construed in accordance with, the Laws of the State of Illinois, except to the extent required to be governed by the Laws of the State where a Parcel is located.

18.       Management Agreement. Neither party has submitted a proposed form of Management Agreement. The last sentence of Section 3.5 of the Agreement is therefore deleted and the following is substituted:

At least 10 business days prior to Closing, Buyer will submit a proposed form of Management Agreement with Bradley Associates Limited Partnership. The parties will cooperate in good faith to agree upon a mutually acceptable form with terms as reflected in this Section 3.5. In the absence of an approved agreement, the management fees will nevertheless be paid as prescribed.

In addition, the management fee will be reduced to 1.5% from 2.0% per year.

19.       TIC Approval. Seller’s right to exclude a Parcel under Section 6.9 of the Agreement must be exercised, if at all, within 30 days from this date.

20.       Kinross Due Diligence. Within one week from this date, Buyer has the right to arrange an interview with the tenant of Parcel 48 (Kinross) and a representative of Seller. Following such joint interview, Sherwin Jarol on behalf of Seller and Joe Cosenza on behalf of Buyer agree to discuss the meeting. If those persons do not agree tenant will likely stay at the Parcel upon expiration of the lease term, then Buyer has the right for a period of one week following such discussion to provide written notice to Seller that Buyer elects to exclude Parcel 48 from the Property and, upon the exercise of such right, the Purchase Price will be reduced by the Allocated Purchase Price for that Parcel.

Each party has caused this Fourth Amendment to Purchase and Sale Agreement to be duly executed effective as of the day and year first above written.

[Signatures on next page.]

6

SELLER:

BRADLEY ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Sherwin, LLC, an Illinois limited liability company, Manager

	By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ G. Joseph Cosenza
	Name:	G. Joseph Cosenza
	Title:	President

7

EXHIBIT A

Bradley #	PARCEL NAME	LOCATION	PURCHASE PRICE	ROFO PARCELS	PREPAY RESTRICTED PARCELS	PHASE II PARCELS
4	1800 Bruning Drive LLC	Itasca, IL	$19,000,000.00
5	294 Tollway Venture LP	Franklin Park, IL	$8,092,882.00
6	315 Kirk Road LLC	St. Charles, IL	$14,362,684.00
7	500 Hartland LLC	Hartland, WI	$10,801,167.00

9	55th Street Investments LLC	Kenosha, WI	$13,500,000.00
13	Baymeadow Holding LLC	Glen Burnie, MD	$26,000,000.00
25	Clarion Venture LLC	Clarion, IA	$5,241,409.00
26	Coloma Property LLC	Coloma, MI	$18,798,000.00			X
27	Commons Drive LP	Aurora, IL	$8,272,976.00
30	Deerpark Seaco LLC	Deer Park, TX	$5,851,190.00
31	Denver Highlands Holdings LLC	Highland Ranch, CO	$14,600,000.00	X	X
33	Faulkner Road Venture LLC	North Little Rock, AR	$45,674,520.00			X
36	FR Edgerton LLC	Brookfield, WI	$2,400,000.00
38	Glen Burnie Venture LLC (2)	Fountain Inn, SC	$5,268,000.00			X
39	Glendale Heights LP (1)	Glendale Heights, IL	$5,746,821.00
40	Glendale Heights LP (2)	Glendale Heights, IL	$1,835,597.00
41	Glendale Heights LP (3)	Glendale Heights, IL	$1,889,661.00
44	Houston Lakes Venture LP	Houston, TX	$17,266,669.00
46	Industrial Drive LLC	Horicon, WI	$7,378,804.00
48	Kinross Lakes Venture LLC	Richfield, OH	$17,500,000.00
49	Kinston LP	Kinston, NC	$16,265,000.00			X
51	Lexington Road Venture LLC	Athens, GA	$10,452,853.00
52	Libertyville Associates LP	Libertyville, IL	$26,500,000.00	X		X
53	Luna Road Venture LLC	Carollton, TX	$9,270,000.00			X
62	Newtown LP	Virginia Beach, VA	$1,695,693.00
63	Ottawa Bradley LLC	Ottawa, IL	$3,300,000.00	X
65	Regional Road Venture LLC	Greensboro, NC	$13,000,000.00	X
66	Santee Investment Property LLC	Santee, CA	$19,900,000.00
67	Tri-State Holdings LLC (1)	Wood Dale, IL	$9,272,149.00			X
68	Tri-State Holdings LLC (2)	Houston, TX	$13,560,394.00
69	Tri-State Holdings LLC (3)	Mosinee, WI	$9,382,462.00
70	Union Venture LLC	Westchester, OH	$64,800,000.00	X	X
73	Westport Investment LLC	Mechanicsburg, PA	$7,900,000.00

	Total		$454,978,941.00

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Fifth Amendment to Purchase and Sale Agreement (“Fifth Amendment”) is made effective as of August 4, 2006, by Bradley Associates Limited Partnership, an Illinois limited partnership (“Seller”) and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Buyer”).

RECITALS

A.                      On May 2, 2006, Bradley and Inland entered into that certain Purchase and Sale Agreement (the “Original Agreement”) with respect to those certain parcels of real property described in Schedule 1 of the Agreement. On May 16, 2006, the parties entered into a First Amendment to Purchase and Sale Agreement (the “First Amendment”). On May 22, 2006, the parties entered into a Second Amendment to Purchase and Sale Agreement (the “Second Amendment”) and effective May 22, 2006, the parties entered into a Third Amendment to Purchase and Sale Agreement (the “Third Amendment”). On July 17, 2006, the parties entered into a Fourth Amendment to Purchase and Sale Agreement (the “Fourth Amendment”). The Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is collectively referred to herein as the “Agreement”.

B.                        Any capitalized terms not otherwise defined in this Fifth Amendment will have the meaning established in the Agreement.

Therefore, in consideration of the mutual covenants and agreements set forth, the parties agree as follows:

1.                         Definitions. The Agreement shall be revised to replace the definitions found therein for the following terms to be as follows:

(a)                    “Schedule 1” shall be the scheduled attached to this Fifth Amendment as Exhibit A.

(b)                   “Allocated Purchase Price” shall mean the amounts set forth on the schedule attached to this Fifth Amendment as Exhibit A.

(c)                    “Real Property” shall be revised to delete the number “33” and replace it with the number “34”.

2.                         Purchase Price. The first full paragraph of Section 3 of the Agreement is deemed deleted and replaced with the following:

The purchase price (the “Purchase Price”) to be paid by Buyer for the purchase of the 34 Parcels comprising the Property is Five Hundred Two Million One Hundred Seventy Eight Thousand Nine Hundred Forty One and No/100 Dollars ($502,178,941.00).

3.                         Deposit Money. Within One business day after execution of this Fifth Amendment, Buyer agrees to deposit in immediately available funds with the Escrow Agent the sum of Six Hundred Seventy Four Thousand Three Hundred Seventeen and No/100 Dollars ($674,317) (the “Additional Deposit”) which, together with the previous Deposit of Six Million Five Hundred Thousand Dollars ($6,500,000.00), will then comprise the Deposit as defined in the Agreement. The Deposit is nonrefundable to Buyer unless Closing fails to occur due to default by Seller or the failure of a condition of Closing to occur through no fault of Buyer.

4.                         Environmental Matters. Parcel 33 (Faulkner Road Venture) is deleted from the list of Phase II Parcels as described in the Fourth Amendment and Parcel 5 (294 Tollway) is added to that list.

5.                         Kinross Due Diligence. In lieu of Section 20 to the Fourth Amendment the Buyer has the right to receive the 2005 annual financial statements of Proquest Business Solutions, Inc., the tenant in Parcel 48 (Kinross Lake Venture, LLC). Buyer will have until the earlier of (a) 10 days from the date of receipt of such financial statements; or (b) September 30, 2006 in order to exclude Parcel 48 from the Property. Upon exercise of the exclusion right, the Purchase Price will be reduced by the Allocated Purchase Price for Parcel 48.

6.                         Closing Date. The definition of Closing Date in Section 1 of the Purchase and Sale Agreement dated May 2, 2006 is amended to read as follows:

“Closing Date” means for each Parcel that date that is ten (10) business days following the end of the Title Review Period for each Parcel, or such other date on which Seller and Buyer may mutually agree for closing of the Transaction, or such later date as the Closing may be extended to pursuant to the provisions of this Agreement; provided, however, that upon written notice to Buyer, Seller shall have the right to extend the Closing Date by up to thirty (30) days in order to fulfill Seller’s obligations hereunder provided Seller is using commercially reasonable efforts to do so. The parties agree to cooperate in the scheduling of multiple Closings for the Parcels in a diligent and orderly manner.

7.                         Counterparts. This Fifth Amendment may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

8.                         Choice of Law. This Fifth Amendment is governed by, and construed in accordance with, the Laws of theState of Illinois, except to the extent required to be governed by the Laws of the State where a Parcel is located.

Each party has caused this Fifth Amendment to Purchase and Sale Agreement to be duly executed effective asof the day and year first above written.

[Signatures on next page.]

2

SELLER:

BRADLEY ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Sherwin, LLC, an Illinois limited liability company, Manager

	By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:
Name:
Title:

3

SELLER:

BRADLEY ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Sherwin, LLC, an Illinois limited liability company, Manager

By:
Sherwin Jarol, Sole Member

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Illegible
Name:
Title:

EXHIBIT A

Bradley #	PARCEL NAME	LOCATION	PURCHASE PRICE	ROFO PARCELS	PREPAY RESTRICTED PARCELS	PHASE II PARCELS
4	1800 Bruning Drive LLC	Itasca, IL	$19,000,000.00
5	294 Tollway Venture LP	Franklin Park, IL	$8,092,882.00			X
6	315 Kirk Road LLC	St. Charles, IL	$14,362,694.00
7	500 Hartland LLC	Hartland, WI	$10,801,167.00
9	55th Street Investments LLC	Kenosha, WI	$13,500,000.00
13	Baymeadow Holding LLC	Glen Burnie, MD	$26,000,000.00
25	Clarion Venture LLC	Clarion, IA	$5,241,409.00
26	Coloma Property LLC	Coloma, MI	$18,798,000.00			X
27	Commons Drive LP	Aurora, IL	$8,272,976.00
30	Deerpark Seaco LLC	Deer Park, TX	$5,851,190.00
31	Denver Highlands Holdings LLC	Highland Ranch, CO	$14,600,000.00	X	X
33	Faulkner Road Venture LLC	North Little Rock, AR	$45,674,520.00
36	FR Edgerton LLC	Brookfield, WI	$2,400,000.00
38	Glen Burnie Venture LLC (2)	Fountain Inn, SC	$5,268,000.00	X		X
39	Glendale Heights LP (1)	Glendale Heights, IL	$5,746,821.00
40	Glendale Heights LP (2)	Glendale Heights, IL	$1,835,597.00
41	Glendale Heights LP (3)	Glendale Heights, IL	$1,889,681.00
44	Houston Lakes Venture LP	Houston, TX	$17,266,669.00
46	Industrial Drive LLC	Horicon, WI	$7,378,804.00
48	Kinross Lakes Venture LLC	Richfield, OH	$17,500,000.00
49	Kinston LP	Kinston, NC	$16,285,000.00			X
51	Lexington Road Venture LLC	Athens, GA	$10,452,853.00
52	Libertyville Associates LP	Libertyville, IL	$26,500.000.00	X		X
53	Luna Road Venture LLC	Carollton, TX	$9,270,000.00			X
55	Mount Zion Road, LLC	Lebanon, IN	$47,200,000.00
62	Newtown LP	Virginia Beach, VA	$1,895,693.00
63	Ottawa Bradley LLC	Ottawa, IL	$3,300,000.00	X
65	Regional Road Venture LLC	Greensboro, NC	$13,000,000.00
66	Santee Investment Property LLC	Santee, CA	$19,900,000.00
67	Tri-State Holdings LLC (1)	Wood Dale, IL	$9,272,149.00			X
68	Tri-State Holdings LLC (2)	Houston, TX	$13,560,394.00
69	Tri-State Holdings LLC (3)	Mosinee, WI	$9,382,462.00
70	Union Venture LLC	Westchester, OH	$64,800,000.00	X	X
73	Westport Investment LLC	Mechanicsburg, PA	$7,900,000.00

	Total		$502,178,941.00

2

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Sixth Amendment to Purchase and Sale Agreement (“Sixth Amendment”) is made effective as of August 30, 2006, by Bradley Associates Limited Partnership, an Illinois limited partnership (“Seller”) and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Buyer”).

RECITALS

A.                      On May 2, 2006, Bradley and Inland entered into that certain Purchase and Sale Agreement (the “Original Agreement”) with respect to those certain parcels of real property described in Schedule 1 of the Agreement. On May 16, 2006, the parties entered into a First Amendment to Purchase and Sale Agreement (the “First Amendment”). On May 22, 2006, the parties entered into a Second Amendment to Purchase and Sale Agreement (the “Second Amendment”) and effective May 22, 2006, the parties entered into a Third Amendment to Purchase and Sale Agreement (the “Third Amendment”). On July 17, 2006, the parties entered into a Fourth Amendment to Purchase and Sale Agreement (the “Fourth Amendment”). On August 4, 2006, the parties entered into a Fifth Amendment to Purchase and Sale Agreement (the “Fifth Amendment”). The Original Agreement as amended by the First Amendment, the Second Amendment the Third Amendment, the Fourth Amendment and the Fifth Amendment is collectively referred to herein as the “Agreement”.

B.                        Any capitalized terms not otherwise defined in this Sixth Amendment will have the meaning established in the Agreement.

Therefore, in consideration of the mutual covenants and agreements set forth, the parties agree as follows:

1.                         Definitions. The Agreement shall be revised to replace the definitions found therein for the following terms to be as follows:

(a)                     “Schedule 1” shall be the scheduled attached to this Sixth Amendment as Exhibit A.

(b)                    “Allocated Purchase Price” shall mean the amounts set forth on the schedule attached to this Sixth Amendment as Exhibit A.

(c)                     “Real Property” shall be revised to delete the number “34” and replace it with the number “33”.

2.                         Deleted Parcel. Parcel number 53 (Luna Road Venture) is deleted from the Schedule 1 list of Parcels comprising the Property.

3.                         Purchase Price. The first full paragraph of Section 3 of the Agreement is deemed deleted and replaced with the following:

The purchase price (the “Purchase Price”) to be paid by Buyer for the purchase of the 33 Parcels now comprising the Property is Four Hundred Ninety-Two Million Nine Hundred Eight Thousand Nine Hundred Forty One and No/100 Dollars ($492,908,941.00).

4.                         Environmental Due Diligence. The site investigation period for Environmental Conditions on the Phase II Parcels (as defined in the Fourth Amendment, except now excluding Parcel 53) is extended to September 22, 2006.

5.                         Closing Date. The definition of Closing Date in Section 1 of the Purchase and Sales Agreement dated May 2, 2006 is further amended to read as follows:

“Closing Date” means for each Parcel that date that is ten (10) business days following the end of the Title Review Period for each Parcel, but in any event no sooner than September

25, 2005 or such other date on which Seller and Buyer may mutually agree for closing of the Transaction, or such later date as the Closing may be extended to pursuant to the provisions of this Agreement; provided, however, that upon written notice to Buyer, Seller shall have the right to extend the Closing Date by up to thirty (30) days in order to fulfill Seller’s obligations hereunder provided Seller is using commercially reasonable efforts to do so. The parties agree to cooperate in the scheduling of multiple Closings for the Parcels in a diligent and orderly manner.

6.                         Counterparts. This Sixth Amendment may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

7.                         Choice of Law. This Sixth Amendment is governed by, and construed in accordance with, the Laws of the State of Illinois, except to the extent required to be governed by the Laws of the State where a Parcel is located.

Each party has caused this Sixth Amendment to Purchase and Sale Agreement to be duly executed effective as of the day and year first above written.

[Signatures on next page.]

2

SELLER:

BRADLEY ASSOCIATES LIMITED PARTNERSHIP,
an Illinois limited partnership

By:	Sherwin, LLC, an Illinois limited liability
company, Manager

	By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an
Illinois corporation

By:	/s/ G. Joseph Cosenza
Name:
Title:

3

EXHIBIT A

					PREPAY
			PURCHASE	ROFO	RESTRICTED	PHASE II
Bradley #	PARCEL NAME	LOCATION	PRICE	PARCELS	PARCELS	PARCELS
4	1800 Bruning Drive LLC	Itasca, IL	$19,000,000.00
5	294 Tollway Venture LP	Franklin Park, IL	$8,092,882.00			X
6	315 Kirk Road LLC	St. Charles, IL	$14,362,694.00
7	500 Hartland LLC	Hartland, WI	$10,801,167.00
9	55th Street Investments LLC	Kenosha, WI	$13,500,000.00
13	Baymeadow Holding LLC	Glen Burnie, MD	$26,000,000.00
25	Clarion Venture LLC	Clarion, IA	$5,241,409.00
26	Coloma Property LLC	Coloma, Ml	$18,798,000.00			X
27	Commons Drive LP	Aurora, IL	$8,272,976.00
30	Deerpark Seaco LLC	Deer Park, TX	$5,851,190.00
31	Denver Highlands Holdings LLC	Highland Ranch, CO	$14,600,000.00	X	X
33	Faulkner Road Venture LLC	North Little Rock, AR	$45,674,520.00
36	FR Edgerton LLC	Brookfield, WI	$2,400,000.00
38	Glen Burnie Venture LLC (2)	Fountain Inn, SC	$5,268,000.00	X		X
39	Glendale Heights LP (1)	Glendale Heights, IL	$5,746,821.00
40	Glendale Heights LP (2)	Glendale Heights, IL	$1,835,597.00
41	Glendale Heights LP (3)	Glendale Heights, IL	$1,889,661.00
44	Houston Lakes Venture LP	Houston, TX	$17,266,669.00
46	Industrial Drive LLC	Horicon, WI	$7,378,804.00
48	Kinross Lakes Venture LLC	Richfield, OH	$17,500,000.00
49	Kinston LP	Kinston, NC	$16,265,000.00			X
51	Lexington Road Venture LLC	Athens, GA	$10,452,853.00
52	Libertyville Associates LP	Libertyville, IL	$26,500,000.00	X		X
55	Mount Zion Road, LLC	Lebanon, IN	$47,200,000.00
62	Newtown LP	Virginia Beach, VA	$1,895,693.00
63	Ottawa Bradley LLC	Ottawa, IL	$3,300,000.00	X
65	Regional Road Venture LLC	Greensboro, NC	$13,000,000.00
66	Santee Investment Property LLC	Santee, CA	$19,900,000.00
67	Tri-State Holdings LLC (1)	Wood Dale, IL	$9,272,149.00			X
68	Tri-State Holdings LLC (2)	Houston, TX	$13,560,394.00
69	Tri-State Holdings LLC (3)	Mosinee, WI	$9,382,462.00
70	Union Venture LLC	Westchester, OH	$64,800,000.00	X	X
73	Westport Investment LLC	Mechanicsburg, PA	$7,900,000.00

	Total		$492,908,941.00

SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Seventh Amendment to Purchase and Sale Agreement (“Seventh Amendment”) is made effective as of December 7, 2006, by Bradley Associates Limited Partnership, an Illinois limited partnership (“Seller”) and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Buyer”).

RECITALS

A.                      On May 2, 2006, Bradley and Inland entered into that certain Purchase and Sale Agreement (the “Original Agreement”) with respect to those certain parcels of real property described in Schedule 1 of the Agreement. On May 16, 2006, the parties entered into a First Amendment to Purchase and Sale Agreement (the “First Amendment”). On May 22, 2006, the parties entered into a Second Amendment to Purchase and Sale Agreement (the “Second Amendment”) and effective May 22, 2006, the parties entered into a Third Amendment to Purchase and Sale Agreement (the “Third Amendment”). On July 17, 2006, the parties entered into a Fourth Amendment to Purchase and Sale Agreement (the “Fourth Amendment”). On August 4, 2006, the parties entered into a Fifth Amendment to Purchase and Sale Agreement (the “Fifth Amendment”). On August 30, 2006, the parties entered into a Sixth Amendment to Purchase and Sale Agreement (the “Sixth Amendment”). The Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment is collectively referred to herein as the “Agreement”.

B.                        Any capitalized terms not otherwise defined in this Seventh Amendment will have the meaning established in the Agreement.

Therefore, in consideration of the mutual covenants and agreements set forth, the parties agree as follows:

1.                          Definitions. The Agreement shall be revised to replace the definitions found therein for the following terms to be as follows:

(a)                    “Schedule 1” shall be the scheduled attached to this Seventh Amendment as Exhibit A.

(b)                   “Allocated Purchase Price” shall mean the amounts set forth on the schedule attached to this Seventh Amendment as Exhibit A.

(c)                    “Real Property” shall be revised to delete the number “33” and replace it with the number “32”.

2.                          Purchase Price. The first full paragraph of Section 3 of the Agreement is deemed deleted and replaced with the following:

The purchase price (the “Purchase Price”) to be paid by Buyer for the purchase of the 32 Parcels comprising the Property is Four Hundred Eighty Seven Million Six Hundred Forty Thousand Nine Hundred Forty One and No/100 Dollars ($487,640,941.00).

3.                          Deleted Parcel; Deposit. Parcel Number 38, (Glen Burnie Venture LLC, Fountain Inn, South Carolina) is deleted from the Schedule 1 list of Parcels comprising the Property. The Escrow Agent is authorized to disburse to Purchaser the sum of Seventy-Six Thousand Six Hundred Seventy-Six and 03/100ths Dollars ($76,676.03), representing the portion of the Deposit allocated to Parcel Number 38.

4.                          Counterparts. This Seventh Amendment may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

5.                          Choice of Law. This Seventh Amendment is governed by, and construed in accordance with, the Laws of the State of Illinois, except to the extent required to be governed by the Laws of the State where a Parcel is located.

Each party has caused this Fifth Amendment to Purchase and Sale Agreement to be duly executed effective as of the day and year first above written.

[Signatures on next page.]

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SELLER:

BRADLEY ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Sherwin, LLC, an Illinois limited liability
company, Manager

	By:	/s/ Sherwin Jarol
Sherwin Jarol, Sole Member

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ G. Joseph Cosenza
	Name:	G. Joseph Cosenza
	Title:	President

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EXHIBIT A

Bradley #	PARCEL NAME	LOCATION	PURCHASE PRICE	ROFO PARCELS	PREPAY RESTRICTED PARCELS	PHASE II PARCELS
4	1800 Bruning Drive LLC	Itasca, IL	$19,000,000.00
5	294 Tollway Venture LP	Franklin Park, IL	$8,092,882.00			X
6	315 Kirk Road LLC	St. Charles, IL	$14,362,694.00
7	500 Hartland LLC	Hartland, WI	$10,801,167.00
9	55th Street Investments LLC	Kenosha, WI	$13,500,000.00
13	Baymeadow Holding LLC	Glen Burnie, MD	$26,000,000.00
25	Clarion Venture LLC	Clarion, IA	$5,241,409.00
26	Coloma Property LLC	Coloma, MI	$18,798,000.00			X
27	Commons Drive LP	Aurora, IL	$8,272,976.00
30	Deerpark Seaco LLC	Deer Park, TX	$5,851,190.00
31	Denver Highlands Holdings LLC	Highland Ranch, CO	$14,600,000.00	X	X
33	Faulkner Road Venture LLC	North Little Rock, AR	$45,674,520.00
36	FR Edgerton LLC	Brookfield, WI	$2,400,000.00
39	Glendale Heights LP (1)	Glendale Heights, IL	$5,746,821.00
40	Glendale Heights LP (2)	Glendale Heights, IL	$1,835,597.00
41	Glendale Heights LP (3)	Glendale Heights, IL	$1,889,661.00
44	Houston Lakes Venture LP	Houston, TX	$17,266,669.00
46	Industrial Drive LLC	Horicon, WI	$7,378,804.00
48	Kinross Lakes Venture LLC	Richfield, OH	$17,500,000.00
49	Kinston LP	Kinston, NC	$16,265,000.00			X
51	Lexington Road Venture LLC	Athens, GA	$10,452,853.00
52	Libertyville Associates LP	Libertyville, IL	$26,500,000.00	X		X
55	Mount Zion Road, LLC	Lebanon, IN	$47,200,000.00
62	Newtown LP	Virginia Beach, VA	$1,895,693.00
63	Ottawa Bradley LLC	Ottawa, IL	$3,300,000.00	X
65	Regional Road Venture LLC	Greensboro, NC	$13,000,000.00
66	Santee Investment Property LLC	Santee, CA	$19,900,000.00
67	Tri-State Holdings LLC (1)	Wood Dale, IL	$9,272,149.00			X
68	Tri-State Holdings LLC (2)	Houston, TX	$13,560,394.00
69	Tri-State Holdings LLC (3)	Mosinee, WI	$9,382,462.00
70	Union Venture LLC	Westchester, OH	$64,800,000.00	X	X
73	Westport Investment LLC	Mechanicsburg, PA	$7,900,000.00

	Total		$487,640,941.00